UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

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Conn’s, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONN’S, INC.

3295 College St.

Beaumont, TX 77701

409-832-1696

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2012

To the Stockholders of Conn’s, Inc.:

NOTICE IS HEREBY GIVEN that the 2012 annual meeting of stockholders of Conn’s, Inc. will be held on Wednesday, May 30, 2012, at 3295 College Street, Beaumont, Texas 77701, commencing at 11:00 A.M., local time, for the following purposes:

1.	to elect seven (7) directors nominated by our board of directors;

2.

to consider a proposal to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 40 million (40,000,000) to fifty million (50,000,000);

3.	to consider a proposal to approve an Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer;

4.	to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013;

5.	to hold an advisory vote to approve the compensation of our named executive officers; and

6.	to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 2, 2012, are entitled to notice of and to vote at the 2012 annual meeting of stockholders or any postponement or adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at our principal offices located at 3295 College Street, Beaumont, Texas 77701.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders, other than those who previously requested electronic or paper delivery of the proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) for the fiscal year ended January 31, 2012, on or about April 20, 2012. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 and a form of proxy card or voting instruction card.

The vote of each stockholder is important. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

/s/ Sydney K. Boone, Jr.
SYDNEY K. BOONE, JR.
Corporate Secretary

April 20, 2012

Beaumont, Texas

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

Date:	May 30, 2012

Time:	11:00 A.M., local time

Location:	Conn’s, Inc., 3295 College Street, Beaumont, Texas 77701

Record Date and Number of Votes:	April 2, 2012. Holders of our common stock are entitled to one vote for each share of common stock they owned as of the close of business on April 2, 2012. You may not cumulate votes.

Agenda:

1.      to elect seven (7) directors nominated by our board of directors;

2.      to consider a proposal to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from forty million (40,000,000) to fifty million (50,000,000);

3.      to consider a proposal to approve an Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer

4.      a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013;

5.      to hold an advisory vote to approve the compensation of our named executive officers; and

6.      to transact such other business as may properly come before the meeting.

Proxies:

Unless you tell us on the form of proxy to vote differently, the named proxies will vote signed returned proxies:

1.      “FOR” the election of the seven (7) directors nominated by the board of directors and named in this proxy statement;

2.      “FOR” the proposal to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from forty million (40,000,000) to fifty million (50,000,000);

3.      “FOR” the proposal to approve an Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer

4.      “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013; and

5.      “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

         The proxy holders will use their discretion on other matters. If a nominee for the board of directors cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The board of directors

Distribution Date:

The Notice or the proxy materials, including this proxy statement, proxy card or voting instruction card and our Annual Report on Form 10-K, are being distributed and made available on or about April 20, 2012.

Revoking Your Proxy:

You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures beginning on page 1 under “General Information Regarding the 2012 Annual Meeting of Stockholders; Can I revoke or change my vote?”

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Prompt return of your proxy will help reduce the costs of re-solicitation.

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GENERAL INFORMATION REGARDING THE 2012 ANNUAL MEETING OF STOCKHOLDERS

What constitutes a quorum? What is the Record Date? How many shares are outstanding?

The holders of a majority of the outstanding shares of common stock entitled to vote at the 2012 annual meeting of stockholders, represented in person or by proxy, will constitute a quorum at the meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

On April 2, 2012, Record Date, there were 32,281,495 shares of our common stock issued and outstanding and entitled to vote, meaning that 16,140,748 shares of our common stock must be present in person or by proxy to have a quorum.

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

1.	to elect seven (7) directors nominated by our board of directors;

2.

to consider a proposal to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from forty million (40,000,000) to fifty million (50,000,000);

3.	a proposal to approve an Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer

4.	a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013;

5.	an advisory vote to approve the compensation of our named executive officers; and

6.	such other business as may properly come before the meeting.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote:

1.	FOR the election of the seven (7) directors nominated by the board of directors and named in this proxy statement;

2.

FOR the proposal to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from forty million (40,000,000) to fifty million (50,000,000);

3.	FOR the proposal to approve an Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer

4.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013; and

5.	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

What vote is required to approve the proposals?

Provided a quorum exists, the following votes are required for each Proposal:

Proposal One – To be elected, each director must receive a plurality of the shares voting in person or by proxy. A plurality means receiving the largest number of votes, regardless of whether that is a majority.

Proposal Two – An affirmative vote of a majority of the outstanding shares entitled to vote is necessary to approve the amendment to our certificate of incorporation to increase the number of shares of capital stock which the company shall have authority to issue to be 51 million

(51,000,000) shares of stock, of which fifty million (50,000,000) shares are Common Stock, par value of $0.01 per share, and one million (1,000,000) shares are Preferred Stock.

Proposal Three – An affirmative vote of a majority of shares present, in person or proxy, and entitled to vote at the meeting is required to approve the proposal to approve an Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer.

Proposal Four – An affirmative vote of a majority of shares present, in person or proxy, and entitled to vote at the meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013.

Proposal Five – An affirmative vote of a majority of the shares present, in person or proxy, and entitled to vote at the meeting is required to give advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement. Because your vote is advisory, it will not be binding on the board of directors or on us; however, the board of directors and we will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date, April 2, 2012, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. Each share of common stock entitles the holder to one vote per share.

What will happen if I do not specify how my shares are to be voted, but do submit a proxy?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the seven (7) directors nominated by our board of directors and named in this proxy statement.

•

FOR approval of the amendment to our certificate of incorporation to increase the number of shares of capital stock which the company shall have authority to issue to be 51 million (51,000,000) shares of stock, of which fifty million (50,000,000) shares are Common Stock, par value of $0.01 per share, and one million (1,000,000) shares are Preferred Stock

•	FOR approval of the Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer;

•	FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013.

•	FOR advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement.

Beneficial Owners. If you are a beneficial owner and you do not provide voting instructions to the broker or other nominee that holds your shares, the broker or other nominee will determine if it has the discretionary authority to vote on a particular proposal, and may not be able to vote on all proposals presented for a vote at the annual meeting, including Proposals 1, 2, 3 and 5.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, by the internet or in person at the annual meeting, your shares will not be voted at the annual meeting. For proposals One, Three, Four and Five, failure to vote will not affect the outcome of the proposal. However, for Proposal Two, the failure to vote has the same effect as voting against the proposal.

Beneficial Owners. If you are the beneficial owner of shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote, which does not include non-routine matters, including Proposals 1, 2, 3, and 5.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	By Mail. You may submit your vote by completing, signing and dating your proxy card received and returning it in the prepaid envelope so that it is received no later than May 29, 2012.

•

By Internet or Telephone. You may vote your shares by Internet or telephone, by following the instructions in your Notice. If you vote by Internet or telephone, you should not return your proxy card. These votes must be received by 11:59 P.M., Eastern Time, on May 29, 2012.

•

In person at the annual meeting. You may vote your shares in person at the annual meeting. Proxy cards will be available for you at the meeting, or you may bring the one provided you, and deliver the completed and executed card to the inspector of election at the annual meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or nominee holding your shares. You should follow the instructions provided to you by your broker in order to properly advise them of your voting instructions. Shares held beneficially may be voted at the annual meeting only if you obtain a legal proxy from your broker or nominee giving you the right to vote, and presenting that legal proxy together with your vote to the inspector of election at the annual meeting.

Can I revoke or change my vote?

Stockholders of Record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the annual meeting by:

•	signing and returning a new proxy card at a later date;

•	submitting a vote by telephone or the Internet at a later date;

•	attending the annual meeting and voting in person again; or

•

delivering a written revocation to our Corporate Secretary at the address provided to you in this proxy statement or to Broadridge Financial Services, 51 Mercedes Way, Edgewood, NY 11717, Attn: Vote Processing.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact your broker or nominee holding your shares, and follow their instructions for revocation or changing your vote.

Your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting directions from the beneficial owner at least ten days prior to the annual meeting. If the broker or nominee does not receive voting instructions from the beneficial owner in sufficient time to enable its timely voting of the shares, and does not have discretionary voting rights to vote the shares for particular proposals, such is treated as a broker non-vote. This broker non-vote will be counted for purposes of determining whether a quorum exists, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. In order to minimize the number of broker non-votes and to ensure that your voice is heard in the election of directors, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate our stockholder votes, and will act as our independent inspector of election, who will will certify the election results and perform any other acts required by the Delaware General Corporation Law.

How will the Stephens Inc. shares owned be voted?

Pursuant to the terms of a “voting trust agreement” entered into by Stephens Inc. and certain affiliates of Stephens Inc. which collectively own approximately 23.7% of our common stock, unless the Voting Trust is revoked or otherwise expires, the trustee of the Voting Trust must vote the shares of common stock held by the voting trust “FOR” or “AGAINST” any proposal or other matter submitted to our stockholders for approval in the same proportion as the votes cast “FOR” and “AGAINST” such proposal or other matter by all other stockholders, not counting abstentions. Therefore, each proxy received voting “FOR” or “AGAINST” any proposal will result in a proportionate number of shares held in the Voting Trust to be voted “FOR” or “AGAINST” a proposal. For proposals requiring a selection of a particular choice, the Voting Trust will be voted in the same proportion as the votes cast for each alternative, not counting abstentions. Abstentions and broker non-votes will not impact how the shares in the voting trust are counted.

How are Stockholder Proposals included in the proposals submitted to Stockholders for voting? How is any Other Business voted on by stockholders?

Stockholders have the right to seek to nominate directors and present proposals for inclusion in our proxy statement for consideration at an annual meeting of stockholders. To be included in our proxy statement and considered at our next annual meeting, you must submit nominations of directors or other proposals, in addition to meeting other legal requirements within appropriate time periods. We must receive your nominations and proposals for our 2013 annual meeting for possible consideration at the meeting no earlier than December 20, 2012 and no later than January 21, 2013, and for possible inclusion in the proxy statement by no later than December 20, 2012. However, if the date of the 2013 annual meeting changes by more than 30 days from the first anniversary date of this year’s meeting, then we must receive your nominations and proposals within a reasonable time before we begin to print and mail our proxy materials if you want them included in the proxy statement.

We do not intend to bring any business before the 2012 annual meeting other than the matters described in this proxy statement and we have not been informed of any matters or proposals that may be presented at the meeting by stockholders. If however, any other business should properly arise and be properly submitted for a vote at the 2012 annual meeting, the persons appointed in the proxy have discretionary authority to vote in accordance with their best judgment.

Who is paying the cost of solicitation of proxies?

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, e-mail or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, we may also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding the Notice and other soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Do we provide for Electronic Delivery of Proxy Materials?

Pursuant to rules adopted by the SEC, we provide access to the proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, the Notice, to our stockholders owning shares of our common stock as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 and a form of proxy card or voting instruction card. In addition, the Notice will provide stockholders with instructions on how to request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by e-mail will remain in effect until the stockholder terminates such election. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the annual meeting and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message each successive year with instructions containing a link to those materials and a link to the proxy voting website.

Our proxy materials are also available on our website at www.conns.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

How can I find the result of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final results will be published in a current report on Form 8-K or in our Form 10-Q for the quarter ended April 30, 2012, to be filed with the SEC within four business days after the annual meeting. The Form 8-K or Form 10-K will be posted on our website at www.conns.com, under “Investor Relations”.

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors to be Elected

Our board is currently constituted with ten director positions, seven (7) of which positions are to be elected at the 2012 annual meeting of stockholders. We currently intend to leave three (3) vacant board position in place to allow the board time to determine viable and qualified candidates to fill one or all of those positions. The seven (7) directors elected at the annual meeting will hold office until the 2013 annual meeting of stockholders or until their respective successors have been elected and qualified or their earlier death, resignation or removal. You may not vote for a greater number of directors than those nominated.

Criteria for Nomination to the Board of Directors. Those persons nominated to our board of directors are selected by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines, and the criteria determined by the board for our director candidates. The Nominating and Corporate Governance Committee of our board of directors in considering the nomination of the directors identified below to serve until the 2013 annual meeting, sought and considered individuals with strong personal reputations and experience in business and other areas that are relevant and important to the financing, strategy and operations of the company, as well as financial expertise to qualify as a “financial expert” for our Audit Committee. Each nominee for election as a director at this annual meeting of the stockholders of the company holds or has held senior executive positions in organizations providing such background and expertise objectives, and each has the necessary business and financial experience sought by the company in those areas, including strategic and financial planning, public company financing and reporting, compliance, risk management and leadership. Each of the nominated directors also has experience of serving on boards or in senior executive management of publicly held companies or governmental services requiring strong business and leadership acumen and implementation.

The Nominating and Corporate Governance Committee also considered and believes that each of the nominated individuals to serve as members of the board of directors has valuable personal and business attributes that have and will continue to be valuable to the company in their advice and guidance to the executive members of the company. The Nominating and Corporate Governance Committee takes into account in its considerations, diversity in range of backgrounds, perspectives and experience of the individuals it recommends for nomination to our board of directors. The specific experience of each nominee considered by the Nominating and Corporate Governance Committee is detailed in their respective biographies set forth below.

Board Nominees

Our board of directors met in March 2012 and considered the candidates for nomination for election to the board at the 2012 annual meeting of stockholders. The Nominating and Corporate Governance Committee of the board of directors, consisting of three independent members of the current board of directors, recommended that the full board nominate:

Marvin D. Brailsford

Jon E.M. Jacoby

Bob L. Martin

Douglas H. Martin

David Schofman

Scott L. Thompson

Theodore M. Wright

for election or re-election to the board of directors at the 2012 annual meeting. Other than Mr. Schofman, each of the nominated directors was elected at our 2011 annual meeting and served on the board of directors during fiscal year ended January 31, 2012 and during the current fiscal year through the date of the 2012 annual meeting. Mr. Schofman was nominated by our Nominating and Corporate Governance

Committee to stand for election to our board of directors at its meeing in March 2012. One of our current directors, William T. Trawick, has elected to not stand for reelection. Mr. Trawick is in process of entering retirement from all active business activities. In making these recommendations, the Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills of each of the nominees as described above and the requirements and qualifications discussed under “Board of Directors - Nominating Policies and Procedures” on page 21 of this Proxy Statement. Based on this recommendation, our board of directors has nominated the following individuals to be elected by the stockholders at the 2012 annual meeting:

Name	Position	Age	Director Since	Committee Membership
Marvin D. Brailsford	Independent Director	73	September 2003	Audit Committee - Chair

Jon E.M. Jacoby	Independent Director	74	April 2003	Compensation Committee - Chair Nominating and Corporate Governance Committee - Chair

Bob L. Martin	Independent Director	63	September 2003	Nominating and Corporate Governance Committee Compensation Committee

Douglas H. Martin	Director	58	September 2003

David Schofman	Independent Director	40

Scott L. Thompson	Independent Director	53	June 2004	Audit Committee (Financial Expert)

Theodore M. Wright	Chairman of the Board, Chief Executive Officer and President	49	September 2003

Those identified as “independent director” have been determined by our board to be independent. All nominees have consented to serve as directors. The board has no reason to believe that any of the nominees will be unable or unwilling to act as a director. In the event any of these nominated directors is unable to stand for election, the board of directors may either reduce the size of the board or designate a substitute.

For biographical information and the experience, qualifications, attributes and skills of each that caused the Nominating and Corporate Governance Committee and our board of directors to determine that the nominees should serve as one of our directors regarding each of the board’s nominees for director, please refer to “Existing Board of Directors and Board of Director Nominees for 2012 and 2013” on page 14 of this Proxy Statement.

We Recommend That You Vote For Each Of The Board Nominees.

PROPOSAL TWO:

APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

General

Currently, our certificate of incorporation authorizes the number of shares of capital stock which the company shall have authority to issue to be 41 million (41,000,000) shares of stock, of which forty million (40,000,000) shares are Common Stock, par value of $0.01 per share, and one million (1,000,000) shares are Preferred Stock. In March 2012, our board adopted a proposal to amend our certificate of incorporation to increase the number of shares of capital stock which the company shall have authority to issue to be 51 million (51,000,000) shares of stock, of which fifty million (50,000,000) shares are Common Stock, par value of $0.01 per share, and one million (1,000,000) shares are Preferred Stock, subject to stockholder approval of the amendment. Our board has declared the proposed amendment to be advisable and in the best interests of the company and the stockholders.

Proposed Amendment

We propose to amend the first paragraph of ARTICLE FOUR of our certificate of incorporation as follows:

“The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is fifty one million (51,000,000) shares of stock, of which fifty million (50,000,000) shares are Common Stock, par value of $0.01 per share (“Common Stock”), and one million (1,000,000) shares are Preferred Stock (“Preferred Stock”).”

The remaining provisions of ARTICLE FOUR and our certificate of incorporation will remain the same and in full force and effect.

Purpose of Proposed Amendment

As of the Record Date, the company had 32,281,495 shares of common stock issued and outstanding. Additionally the company had 2,504,044 shares reserved for issuance pursuant to the company’s existing Amended and Restated 2003 Incentive Stock Option Plan, 483,000 shares reserved for issuance pursuant to the company’s existing Amended and Restated 2003 Non-Employee Director Stock Option Plan, 1,135,000 shares reserved for issuance pursuant to the Company’s 2011 Omnibus Incentive Plan for its employees, 300,000 shares reserved for issuance pursuant to the Company’s 2011 Non-Employee Director Restricted Stock Plan, and 1,105,138 shares reserved for issuance pursuant to the Company’s Employee Stock Purchase Plan. If all of the shares of common stock reserved for issuance pursuant to these plans are in fact issued, then 37,808,677 shares of the Company’s common stock would be issued and outstanding. The company’s certificate of incorporation currently provides that the Company shall have the authority to issue forty million (40,000,000) shares of common stock which will leave only 2,191,323 shares authorized for issuance by the Company for corporate business purposes. The board of directors has determined that in order to permit the company to have sufficient authorized shares of common stock for normal corporate business purposes, it is in the best interests of the company to increase its authorized shares of common stock by ten million (10,000,000) shares to fifty million (50,000,000) shares of authorized common stock. We believe that the availability of authorized but unissued shares will provide us with the flexibility to issue our common stock for a variety of corporate purposes, including but not limited to, acquisitions, declaring future stock splits and raising equity capital as necessary. We believe that we will benefit by having the additional shares available for such purposes without delay, and the risk of non-approval of this proposal by our stockholders is that we could be prohibited from taking advantage of these opportunities. There are no current plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of our common stock which would be authorized by the proposed amendment.

Effect of Proposed Amendment

Our stockholders do not have preemptive rights with respect to our common stock. Thus, should our board of directors elect to issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase the shares. If our board of directors elects to issue additional shares of our common stock, the issuance could have a dilutive effect on the earnings per share, book value per share, voting power and interest of current stockholders.

If the proposed amendment is approved by our stockholders, the additional shares generally will be available for issuance from time to time by us without further action by the stockholders. Stockholder approval of these issuances may be required by applicable law or regulatory agencies, but in most instances we will have the authority to issue or reserve for issuance additional shares of our common stock without the approval of our stockholders.

The proposal could have an anti-takeover effect, although that is not our intention. For example, if we were the subject of a hostile takeover attempt, we could try to impede the takeover by issuing shares of our common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost of the takeover. The availability of this defensive strategy could discourage unsolicited takeover attempts, which would limit the opportunity for stockholders to realize a higher price for their shares than is generally available in the public markets. We are not aware of any attempt, or contemplated attempt, to acquire control of us, and this proposal is not being presented with the intent that it be used as a type of anti-takeover device.

If the proposed amendment is adopted, we intend to immediately file it with the Secretary of State of the State of Delaware, at which time it will become effective. However, even if the stockholders approve the proposed amendment to our certificate of incorporation, our board of directors retains discretion under Delaware law not to implement the proposed amendment. If our board of directors were to exercise such discretion, the number of shares of common stock authorized for issuance would remain at forty million (40,000,000).

We Recommend That You Vote For Approval

Of The Amendment To Our Certificate Of Incorporation.

PROPOSAL THREE:

APPROVAL OF AN INCENTIVE COMPENSATION AWARD AGREEMENT

WITH THEODORE M. WRIGHT, CHIEF EXECUTIVE OFFICER

General

In March 2012, our board adopted a proposal, subject to stockholders’ approval, to enter into an Incentive Compensation Award Agreement with Mr. Wright, our Chief Executive Officer and President (the “Award Agreement”). Approval of the Award Agreement will allow the annual incentive bonus payments payable to Mr. Wright thereunder to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”). The amounts previously paid to Mr. Wright may be found under the Summary Compensation Table on page 30.

Code Section 162(m)

Code Section 162(m) places a limit of $1,000,000 per person on the amount we may deduct in any one year for compensation paid to its CEO and the next three highest compensated officers (other than the Chief Financial Officer). Compensation is exempt from this per-person limit and therefore deductible for tax purposes (even if the $1,000,000 is exceeded) if the compensation paid to any of these individuals satisfies the conditions for “qualified performance-based compensation” set forth under Code Section 162(m). One of the conditions requires stockholders’ approval of the material terms of the performance goals of the plan under which the compensation will be paid.

For purposes of Code Section 162(m), the material terms of the performance goals include: (i) the employees eligible to receive compensation under the plan, (ii) a description of the business criteria on which the performance goal is based, and (iii) either the maximum amount of compensation that can be paid to a covered employee under the performance goal or the formula used to calculate the amount of compensation that could be paid if the performance goal is satisfied.

The Award Agreement will not become effective unless stockholder approval is obtained. However, if the stockholders do not approve the Award Agreement, Mr. Wright may still be entitled to such performance-based compensation, but the company may not be entitled to deduct, for federal income tax purposes, all compensatory payments to Mr. Wright.

Nothing in the following proposal precludes the board of directors or its Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Code Section 162(m).

Summary of Proposed Award Agreement

The following is a summary of the material terms of the Award Agreement. This summary is qualified in its entirety by the full text of the Award Agreement, which is attached as Appendix A to this proxy statement.

The Award Agreement provides that Mr. Wright will be eligible to receive a cash bonus following the close of the 2013 fiscal year and each fiscal year thereafter for which Mr. Wright continues his employment with the company (each such fiscal year, a “Performance Period”).

Within ninety (90) days after the commencement of each Performance Period, the Compensation Committee will establish, in writing, the objective formula for determining the cash bonus for such performance period. The Compensation Committee will use one or more of the following performance measures for this purpose (applied with respect to the company or any affiliate or division of the company, as determined by the Compensation Committee): (a) total revenues or any component thereof; (b) operating income, pre- or after-tax income, EBITA, EBITDA or net income; (c) cash flow, free cash flow or net cash from operations; (d) earnings per share; (e) value of the company’s stock or total return to stockholders; and (f) any combination of any or all of the foregoing criteria, in each case on an absolute or relative basis.

Following the close of each Performance Period, the Compensation Committee will determine whether the applicable performance measures have been attained and the amount of the cash bonus, if any, payable to Mr. Wright. Such amount will be paid to Mr. Wright within thirty days of this determination.

Under no circumstances will the cash bonus payable Mr. Wright with respect to any Performance Period exceed $1,920,000. No bonus will be payable to Mr. Wright for a Performance Period if Mr. Wright is not employed by the company on the last day of such performance period.

Purpose of the Agreement

Mr. Wright is in a position to have a significant impact on the performance of the company. The Award Agreement is intended provide the appropriate level of incentive compensation to Mr. Wright, as determined annually by the Compensation Committee, and to preserve the deductibility of such payments, if and when made to Mr. Wright, for federal income tax purposes.

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine the performance targets and the amount of any annual bonus payable to Mr. Wright under the Award Agreement, it is not presently possible to determine the future amounts of payments, if any, payable pursuant to the Award Agreement.

Other Compensation

The Award Agreement is not exclusive. The company may pay other bonuses and other compensation to Mr. Wright under authority of the board of directors and applicable law. If the Award Agreement is not approved by shareholders, the company currently contemplates that any cash bonus payable to Mr. Wright in respect of the 2013 fiscal year would be discretionary. Any such bonus then paid would not be deductible under Code Section 162(m) to the extent that (when combined with other non-exempt compensation paid) it exceeds the $1,000,000 limit on non-exempt compensation.

We Recommend That You Vote For

The Incentive Compensation Award Plan Agreement for

Theodore M. Wright, our Chief Executive Officer

PROPOSAL FOUR:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2012. The Audit Committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013. Our board of directors has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the 2012 annual meeting. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. The Audit Committee believes it to be in the best interests of our stockholders to retain Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our stockholders. The Audit Committee annually reviews the performance of our independent public accountants and the fees charged for their services. The Audit Committee anticipates, from time to time, obtaining competitive proposals from other independent public accounting firms for our annual audit. Based upon the Audit Committee’s analysis of this information, we will determine which independent public accounting firms to engage to perform our annual audit each year. Representatives of Ernst & Young LLP will attend the 2012 annual meeting of stockholders and will be available to respond to appropriate questions that may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

We Recommend That You Vote For the Ratification of Ernst & Young LLP As Our Independent

Registered Public Accounting Firm.

PROPOSAL FIVE:

ADVISORY VOTE FOR APPROVAL OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve or disapprove, in a non-binding advisory vote, the compensation of our named executive officers. At our annual meeting of stockholders held on May 24, 2011, our stockholders recommended in an advisory vote that we hold the advisory vote for approval of the compensation of our named executive officers annually. Our board of directors has agreed with this advisory vote, and have determined to hold this vote annually.

As described in our “Compensation Discussion and Analysis”, beginning on page 21, our compensation program for executives is designed to (i) reward performance that increases our stockholder value, including individual measured goals and objectives, (ii) attract, retain and motivate executives by offering competitive compensation, and (iii) build and encourage ownership of shares of our common stock. Toward these goals, our compensation program has been designed and implemented to reward our executives for strong financial and operating performance and leadership attributes and examples, and to coordinate these criteria with those of our stockholders. These goals are intended to reward our executive officers and encourage their long term commitment to the company. We believe that our compensation programs, consisting of base salary, annual bonus programs tied to the objective success of our company’s financial performance, and an equity incentive compensation program through granting of stock options, restricted stock and restricted stock units and other equity opportunities, tied to the executive officers performance, retention and motivation, fulfill our objectives. Please read the “Compensation Discussion and Analysis”, beginning on page 21 for a complete discussion of these objectives, the determination of and the elements of compensation and awards for our executive officers, as well as these elements paid and awarded during our fiscal year 2012.

The Compensation Committee of our board of directors in applying these objectives, relied upon:

•

input and recommendations received from our Chairman and Chief Executive Officer regarding the performance of each executive officer other than the Chairman and the Chief Executive Officer, each of whose performance is analyzed by the Compensation Committee, the provided documented support for the attainment by individual executive officers of their respective goals and objectives, and areas of responsibilities and expectations for future performance and goal attainment;

•	publicly available information with respect to the executive compensation practices of certain public companies in our industry and peer groups;

•	the analysis and recommendations regarding our compensation programs for our executive officers, of Frederick W. Cook & Co., a compensation consultant that served as an independent advisor; and

•	the individual members’ of the Compensation Committee knowledge of industry compensation practices and programs.

The vote on this Proposal is advisory, and not binding on us, the Compensation Committee or our board of directors. To the extent there is any significant vote against the named executive officers’ compensation, the Compensation Committee will consider our stockholders’ advisory vote, and evaluate whether, and if so to the extent any actions are necessary to address our named executive officers’ compensation program.

We Recommend That You Vote For The Compensation

Of Our Named Executive Officers.

BOARD OF DIRECTORS

Existing Board of Directors and Board of Director Nominees For 2012 and 2013:

Theodore M. Wright was elected as our Chief Executive Officer and President effective December 5, 2011, having previously served as our Interim Chief Executive Officer and President from February 27, 2011 until this election. He was elected as Chairman of our board of directors effective December 7, 2010 and has served as a director since September 2003 when the company became a publicly held entity. Mr. Wright served as the President of Sonic Automotive, Inc., a New York Stock Exchange listed and Fortune 300 automotive retailer, from October 2002 until his retirement in April 2005. Previously Mr. Wright served as its Chief Financial Officer from April 1997 to April 2003. Mr. Wright also served on Sonic Automotive, Inc. board of directors from 1997 through 2004. From 1995 to 1997, Mr. Wright was a Senior Manager in Deloitte & Touche LLP’s Columbia, South Carolina office. From 1994 to 1995, he was a Senior Manager in Deloitte & Touche LLP’s National Office of Accounting Research and SEC Services Department. Mr. Wright currently serves on the board of directors of Titan Machinery, Inc., and serves as a member of its audit committee and its compensation committee. Mr. Wright received a B.A. from Davidson College.

Mr. Wright has extensive accounting knowledge and public company audit committee experience and provides valuable guidance to our board of directors in overseeing financial and accounting aspects of our company’s operations. He previously served on the board of directors’ audit committee as its chairman, and on the board’s compensation committee. In addition, his prior experience as executive of a public company in the retail industry provides additional insights to our board of directors. His service to our company as our Chief Executive Officer and President provides Mr. Wright with additional and particular knowledge of our company that he brings to our board of directors.

Marvin D. Brailsford has served as a director since September 2003. From 1996 until 2002, General Brailsford served as Vice President-Material Stewardship Project Manager for the U.S. government’s Rocky Flats Environmental Technology Site where he was responsible for managing engineered systems and commodities purchasing. From 1992 to 1996, General Brailsford was president of the Brailsford Group, Inc., a management consulting company, and served as president of Metters Industries, Inc., an information technology and systems engineering company, during this time period. In 1992, he retired from the U.S. Army as a Lieutenant General, after 33 years of service, most recently where he served as Deputy Commanding General Materiel Readiness/Executive Director for Conventional Ammunition at the U.S. Materiel Command in Alexandria, Virginia., General Brailsford served on the board of directors of Illinois Tool Works, Inc. from 1996 until his resignation in 2011, and was a member of its audit committee and chairman of its corporate governance and nominating committee. He also serves or has served on the boards of directors of various private and governmental entities. General Brailsford earned a B.S. degree in biology from Prairie View A & M University and a M.S. degree in bacteriology from Iowa State University. He is also a graduate of the Executive Program at the Graduate School of Business Administration, University of California at Berkley; Harvard University’s John F. Kennedy School of Government; the U.S. Army Command and General Staff College; and the Army War College.

General Brailsford has extensive experience overseeing and evaluating complex operational processes which enhance the analysis of our own internal operations, programs and processes. He is a highly respected leader who brings extensive experience from his days serving our country, and extensive board management and corporate governance experience to our board of directors. General Brailsford has served on our Audit Committee for the fiscal year ended January 31, 2012, and as Chairman of our Audit Committee from March 23, 2011.

Jon E.M. Jacoby has served as a director since April 2003. In September 2006 Mr. Jacoby was elected Vice Chairman and Senior Principal of The Stephens Group LLC, a family-owned investment company, and, on June 30, 2006, was elected as Executive Vice President of SF Holdings, Inc., formerly known as The Stephens Group, Inc. In September 2003, he retired as a Vice Chairman of Stephens Inc., where he was employed since 1963. His positions included Investment Analyst, Assistant to the President and Manager of the Corporate Finance Department and the Special Investments Department for Stephens Group, Inc. During the previous five years, Mr. Jacoby served as a director of Stephens Group, Inc. and its then wholly-owned subsidiary Stephens Inc. until 2006, and of Sangamo BioSciences, Inc. until 2007. Mr. Jacoby has also previously served on the board of directors of Delta and Pine Land

Company, Power-One, Inc. and Eden Bioscience Corporation. He received his B.S. from the University of Notre Dame and his M.B.A. from Harvard Business School.

Mr. Jacoby brings to our board of directors expertise in investment and financial analysis through his career and other board experience. His experience in investment valuation and analysis makes him a valuable resource to our board of directors. Additionally, Mr. Jacoby’s relationship with holders of a large number of our company’s shares of stock helps the board of directors to have more direct insight into how its decisions impact our stockholders.

Bob L. Martin has served as director since September 2003. Mr. Martin was elected as an Operating Partner of The Stephens Group LLC, a family-owned investment company in March, 2012. He was previously a consultant to that entity. Mr. Martin has over 34 years of retailing and merchandising experience. Prior to retiring from the retail industry in 1999, he headed the international operations of Wal-Mart International, Inc. for 15 years. From 1968 to 1983 Mr. Martin was responsible for technology services for Dillard’s, Inc. During the previous five years, Mr. Martin served as a director of Dillard’s, Inc. until 2006, and also served as director of Sabre Holdings Corporation, Furniture Brands International and Guitar Center, Incorporated. Mr. Martin currently serves on the board of directors of Gap, Inc. He has experience as chairman of the corporate governance committee and compensation committee, and has been a member of the audit committee of publicly held companies. Mr. Martin attended South Texas University and holds an honorary doctorate degree from Southwest Baptist University.

Mr. Martin was selected to serve on our board of directors due to his extensive experience in information technology and the retail industry, as well as his service and experience on a host of other public company boards. Mr. Martin’s experiences contribute to our board of directors’ understanding of innovations and issues affecting information technologies and retail strategies in our industry and marketplace.

Douglas H. Martin has served as a director of the predecessor to the company since 1998, and was appointed as one of our directors in September 2003, when we became a publicly held entity. Mr. Martin is an Executive Vice President of Stephens Inc. where he has been employed since 1981. He is responsible for the investment of the firm’s capital in private companies. Mr. Martin serves as a member of the board of directors of numerous privately held companies. He received his B.A. in physics and economics from Vanderbilt University and his M.B.A. from Stanford University.

Mr. Martin brings to our board of directors diverse experience in investment analysis and valuation, and has extensive experience and insights into debt and equity financing and structuring, capital markets and capitalization strategies. Mr. Martin brings historical working knowledge of our company to our board of directors due to his long tenure and relationship with us. Mr. Martin’s relationship with the holders of a large number of shares of our stock also helps the board of directors to have more direct insight into how its decisions impact our stockholders.

David Schofman was nominated to serve on our board of directors by our Nominating and Corporate Governance Committee at its meeting in March 2012. Mr. Schofman is currently the Chief Executive Officer of Coro Health, LLC, a new media healthcare company. He serves on the board of directors of CPO Commerce, Inc., a position he has held since January 2005, and an owner of 2L2 Development, Inc., a family owned development and construction company. In addition Mr. Schofman participates in several other business ventures through his private equity and management services business, AnderSchof, Investments LLP. Mr. Schofman has previously served as the Chief Executive Officer of Callaway Golf Interactive from June 2004 to September 2007, and as the Executive Vice President Global Ecommerce of Callaway Golf from 2004 to 2007. Mr. Schofman was the co-founder and CEO of FrogTrader from 2000-2004 until the company was sold to Callaway Golf. Prior to that, Mr. Schofman was the co-founder and CEO of International Golf Outlet from 1995-1999, which was sold to CBS Sportsline. Mr. Schofman is a graduate of the University of Texas at Austin in 1994.

Mr. Schofman has varied and valuable experience in electronic media, E-commerce, retail operations, branding and merchandising strategies. Having built and operated several business ventures, Mr. Schofman brings invaluable background and assets to our board of directors. He also brings our board of directors a high level of executive experience due to his serving as chief executive officer of businesses, as well as his serving as a director of other company boards of directors and advisors.

Scott L. Thompson has served as a director since June 2004. Mr. Thompson has been designated as a certified director by the National Association of Corporate Directors. Mr. Thompson is currently the Chief Executive Officer and President of Dollar Thrifty Automotive Group, Inc., and Chairman of its board of directors, positions he has held since 2008. From May 2008 until October 13, 2008, Mr. Thompson served as Senior Executive Vice president and Chief Financial Officer of Dollar Thrifty. Mr. Thompson retired from Group 1 Automotive, Inc. where he played a major role in the founding and subsequent growth of that New York Stock Exchange listed and Fortune 500 Company. He served as Executive Vice President, Chief Financial Officer and Treasurer of Group 1 from February 2002 until his retirement in January 2004. From 1996 until February 2002, Mr. Thompson served as Senior Vice President, Chief Financial Officer and Treasurer of Group 1. From 1991 to 1996, Mr. Thompson served as Executive Vice President, Operations and Finance for KSA Industries, Inc., a billion dollar diversified enterprise with interests in automotive retailing, investments, energy and professional sports. Mr. Thompson has previously served, during the previous five years, on the board of directors of UAP Holding Corp. through 2008, and is currently serving on the Board of Houston Wire and Cable. Mr. Thompson has extensive experience in automotive retailing, investments, energy and professional sports and is a certified public accountant.

Mr. Thompson’s varied and valuable experience in the financial, retail, operational, corporate governance and accounting areas of business brings invaluable background and assets to our board of directors. He also brings our board of directors a high level of executive experience due to his serving as chief executive officer of a public company, as well as his serving as a director of other public company boards of directors, and by being designated as a Certified Director by the National Association of Corporate Directors. Mr. Thompson has served on our Audit Committee for the fiscal year ended January 31, 2012, and to the 2012 Annual Meeting, and was our Audit Committee’s financial expert during that period.

If elected, these directors will serve one year terms which expire at our 2013 annual meeting of stockholders.

Nomination Policies and Procedures

In preparation of our initial public offering, the company conducted a thorough process of selecting qualified directors for our board. All directors whose terms expire at this annual meeting, except Mr. Jacoby and Mr. Thompson, were appointed in September 2003 in preparation for that offering. Mr. Jacoby was appointed to our board in April 2003, Mr. Thompson was appointed to our board in June 2004. Our independent directors acted as the nominating committee prior to the creation of the Nominating and Corporate Governance Committee by our board of directors at its board meeting held in March 2008. The Nominating and Corporate Governance Committee consists of three of our current independent directors, Jon E.M. Jacoby, Bob L. Martin and William T. Trawick.

The goal of our board has been and continues to be, to identify nominees for service on the board of directors who will bring a diversity and variety of perspectives and skills from their professional and business experience, including financial and accounting experience as appropriate. In carrying out its function to nominate candidates for election to our board, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity – diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our board at that point in time. The Nominating and Corporate Governance Committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. In furtherance of our board’s goal of identifying and selecting nominees, our board has adopted nominating policies and procedures which are available on our website at www.conns.com under “Investor Relations – Corporate Governance”.

The Nominating and Corporate Governance Committee assists the board in fulfilling its responsibilities by (1) identifying individuals believed to be qualified to become members of the board, consistent with criteria approved by the board, (2) recommending candidates to the board for election or reelection as directors, including director candidates submitted by our stockholders, and (3) overseeing, reviewing and making periodic recommendations to the board concerning our corporate governance policies.

The Nominating and Corporate Governance Committee will consider candidates for nomination proposed by stockholders so long as they are made in accordance with the provisions of Section 2.14 of our Bylaws. Section 2.14 of our Bylaws requires that the stockholder provide written notice to our Secretary no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the mailing of the proxy statement for the immediately preceding annual meeting of the stockholders. The notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in the business by the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the company’s books, of such stockholder and beneficial owner; and (ii) the class and number of shares of the company that are owned beneficially and held of record by such stockholder and such beneficial owner. Notwithstanding this procedure, the board may, in its discretion, exclude from any proxy materials sent to stockholders any matters that may properly be excluded under the Exchange Act, Securities and Exchange Commission rules or other applicable laws.

The Charter of the Nominating and Corporate Governance Committee sets forth the minimum requirements for a person to be qualified to be a member of the board of directors, which are that a person must (i) be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others; (ii) be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper and reasonable performance of the responsibilities of a director; (iii) be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a director and board committee member (including developing and maintaining sufficient knowledge of the company and its industry; reviewing and analyzing reports and other information important to the board and committee responsibilities; preparing for, attending and participating in board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and (iv) have the capacity and desire to represent the balanced, best interest of the stockholders as a whole and not primarily a special interest group or constituency. The Nominating and Corporate Governance Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the board for nomination candidates for election or re-election as directors at the annual meeting of stockholders, or if applicable, at a special meeting of stockholders. This process is the same regardless of whether the nominee is recommended by our board or one of our stockholders.

Independent Board Composition

NASDAQ requires that a majority of the board of directors of a listed company be “independent.” NASDAQ’s rules provide that an independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that each of Marvin D. Brailsford, Jon E.M. Jacoby, Bob L. Martin, Scott L. Thompson and William T. Trawick is “independent” as defined under SEC and NASDAQ rules, and has determined that David Schofman, who is nominated by the Nominating and Corporate Governance Committee to become a member of our board of directors if elected at our 2012 annual meeting, to be “independent” as defined under SEC and NASDAQ rules. Prior to his becoming our Interim Chief Executive Officer and President on February 27, 2011, Theodore M. Wright had also been determined by our board as “independent” as defined under SEC and NASDAQ rules.

The independent directors of the board held executive sessions at each regular meeting of the board of directors during fiscal 2012.

At the meeting of the Nominating and Corporate Governance Committee held in March 2012, the Committee discussed the relationships of Jon E.M. Jacoby and Bob L. Martin with The Stephens Group, LLC, which together with its participants and family members owns approximately 26.07% of our common stock, and whether those relationships impacted their ability to exercise independent judgment in carrying out their responsibilities as a director.

The Committee discussed the fact that Mr. Jacoby’s independence has been approved by the Committee and/or the company’s board of directors every year since the company’s fiscal year 2008, the year in which The Stephens Group, LLC and Stephens Inc. became independent of each other. The Committee considered Mr. Jacoby’s relationship with The Stephens Group, LLC, and that Mr. Jacoby, although previously employed by Stephens Inc, which has provided investment banking and brokerage services to the company, was not involved in any investment activities of Stephens Inc. The Committee considered Mr. Jacoby’s positions with these significant shareholders, the fact that Mr. Jacoby is not involved with the investment services of Stephens Inc., and his lack of control of voting of common stock owned by The Stephens Group, LLC, or SG-1890 LLC, an affiliate of The Stephens Group, LLC., and his continuous exercising of independent judgment as one of our directors over the years, and determined that and recommended to the board of directors that it approve Mr. Jacoby’s independence as defined under the SEC and the NASDAQ rules.

The Committee discussed the current position of Bob Martin with The Stephens Group, LLC, and the fact that the position is not substantively different from the consulting work that Mr. Martin has done in previous years for The Stephens Group, LLC, the continuous exercise of independent judgment by Mr. Bob Martin since his election to our board in 2003, and his lack of control of voting of common stock owned by The Stephens Group, LLC or any of its affiliates, including SG-1890 LLC, the Committee has determined that and recommended to the board of directors that it approve Mr. Bob Martin’s independence as defined under the SEC and the NASDAQ rules.

Our board of directors at its meeting in March 2012 approved the independence of Messrs. Jacoby and Bob Martin.

Board Meetings

During fiscal 2012, the board held four regularly scheduled meetings, one special meeting and one telephonic meetings, and acted by six unanimous written consents in lieu of meeting. Each person serving as a director during fiscal 2012 attended all meetings of the board during the period.

Policy Regarding Director Attendance at the Annual Meeting of Stockholders

It is our policy that each member of the board of directors is encouraged to attend our annual meeting of stockholders. Each director serving at the time of last year’s annual meeting attended our annual meeting of stockholders.

Committees of the Board

Audit Committee

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. In connection with the rules adopted by the SEC and NASDAQ, we adopted a written charter for the Audit Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

Marvin D. Brailsford and Scott L. Thompson served on the Audit Committee for the entirety of our fiscal year ended January 31, 2012. Theodore M. Wright served on our Audit Committee, as its chairman, through February 27, 2011, at which time he resigned as a result of his election by our board of directors as our Interim Chief Executive Officer and President, which disqualified him as an independent director and thus as a member of our Audit Committee. Effective March 23, 2011, our board of directors elected William T. Trawick, who has been determined to be an independent director, to serve on the Audit Committee until he resigns or until his successor is elected by our board, and Marvin D. Brailsford was named chairman of the Audit Committee. Each served in those capacities for the balance of our fiscal year ended January 31, 2012. For the period February 27, 2011 through March 23, 2011, we were deemed to be out of compliance with NASDAQ audit committee requirements as set forth in Listing Rule 5605, as advised by the NASDAQ. Upon the election of Mr. Trawick to the Audit Committee on March 23, 2011, NASDAQ confirmed that we were back in compliance under the NASDAQ Listing Rules. We disclosed to the public through an 8-K filing with the SEC on March 25, 2011, our receipt of letters from

NASDAQ advising of both the non-compliance upon Mr. Wright’s resignation from the Audit Committee, and then the compliance as a result of the election of Mr. Trawick to the Audit Committee.

The Audit Committee held four regularly scheduled meetings and took action by unanimous written consent two times in fiscal 2012. Each meeting of the Audit Committee was attended by all of the members of the Audit Committee. The board has determined that Mr. Thompson is an “audit committee financial expert” as defined by SEC rules. In addition, each of the members of the Audit Committee is “independent” as defined by the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002 as determined by our board of directors.

Compensation Committee

The Compensation Committee establishes, reviews and approves the Chairman and the Chief Executive Officer and other senior officer compensation packages, and reviews and approves other senior executive officer compensation packages based upon recommendations by the Chairman and the Chief Executive Officer. It also evaluates the compensation plans, policies and programs of the executive officers of the company and makes recommendations to the board of directors concerning such plans, policies and programs, advises the board regarding compensation plans, policies and programs applicable to non-employee directors for their services as a director, and administers our stock option, stock purchase and other equity plans. The Compensation Committee also evaluates the competitiveness of our compensation and the performance of our Chairman and Chief Executive Officer and other executive officers. In connection with the rules adopted by the SEC and NASDAQ, the company adopted a written charter for the Compensation Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

Jon E.M. Jacoby and William T. Trawick served on the Compensation Committee for the entirety of our fiscal year 2012. Theodore M. Wright served on our Compensation Committee through February 27, 2011, at which time he resigned as a result of his election by our board of directors as our Interim Chief Executive Officer and President, which disqualified him as an independent director and thus as a member of our Compensation Committee. Effective March 23, 2011, our board of directors elected Marvin D. Brailsford, who has been determined to be an independent director, to serve on the Compensation Committee until he resigns or until his successor is elected by our board. On March 29, 2011, at our board’s annual review of committee composition, Mr. Brailsford resigned from the Compensation Committee and Bob L. Martin, an independent director, was elected to serve on the Compensation Committee. Bob L. Martin served for the balance of our fiscal year ended January 31, 2012.

Compensation Committee held four regular meetings, one special meeting and acted by one unanimous written consent in lieu of meeting in fiscal 2012. Each meeting was attended by all members of the committee at the time of the meeting. All members of the Compensation Committee were determined by the board of directors to be independent directors as defined by NASDAQ listing standards. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis section of this proxy statement below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the board in identifying and recommending individuals for election or reelection as directors, including director candidates submitted by our stockholders, and advises the board with respect to corporate governance policies and procedures. The committee will periodically review and make recommendations regarding our corporate governance policies and procedures; copies of which corporate governance policies and procedures are discussed below under “Corporate Governance” and are posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” We adopted a written charter for the Nominating and Corporate Governance Committee, which is also posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

Members of the Nominating and Corporate Governance Committee are appointed by the board. The members of the Committee serve until their successors are duly elected and qualified, and they may be removed by the board of directors in its discretion. Members of the Committee are independent directors who are not employees of the company or any of its subsidiaries. The members of the Committee are Messrs. Jacoby, Bob L. Martin and Trawick. All members of the Nominating and

Corporate Governance Committee were determined to be “independent” as defined by the SEC and NASDAQ listing standards.

The Nominating and Corporate Governance Committee held one regular meeting in fiscal 2012, which was attended by all members of the Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We have developed a compensation program for executives and key employees designed to: (i) reward performance that increases the value of our common stock; (ii) attract, retain and motivate executives and key employees with competitive compensation opportunities; and (iii) build and encourage ownership of our shares of common stock. Toward these goals, our compensation program has been designed and implemented to reward our executives for strong financial and operating performance and leadership attributes and examples, and to coordinate these criteria with those of our stockholders. These goals are intended to reward our executive officers and to encourage their long term commitment to the company. We believe that our compensation programs, consisting of base salary, annual bonus programs tied to the objective success of our financial performance, and an equity incentive compensation program through granting of stock options and other equity incentive awards tied to the executive officers performance and retention desires, fulfill our objectives.

The following is the executive compensation philosophy of our company adopted by our Compensation Committee effective August 30, 2011:

Compensation realized by executives should reflect the individual skills and contributions of the executive, as well as the company’s overall performance against its business plan and changes in shareholder value.

The basic objectives of the company’s executive compensation program include:

•	Attracting, motivating and retaining skilled executives necessary to execute its business strategy;

•	Motivate executives by linking compensation opportunity to the achievement of the company’s short and long term growth and profitability goals as well as execution of its business strategy;

•	Align interests of management and shareholders by tying realized compensation directly to increases in shareholder value and requiring ownership of company stock over a sustained period;

•	Promote a pay-for-performance culture on a risk-appropriate basis with a majority of the named executive’s compensation to be earned, or increase in value, based on company and stock performance.

In addition, the efficiency of the overall program from a tax, accounting, cash flow and shareholder dilution perspective should be balanced against the above objectives. In support of the stated objectives, the company delivers an executive compensation program that includes the following fundamental elements:

1.	Base salary

2.	Short term cash incentives

3.	Long term incentive in the form of options, restricted stock units and performance shares

Additional benefits and perquisites may be included when appropriate.

Target total compensation opportunities should be competitive, but not excessive, versus market practice. Market practice is generally defined as median compensation levels and prevalent pay elements found among companies of similar size and business to our company. Individual salaries and incentive targets may range around market, based on the following factors:

•	The individual skills and experience of the incumbent

•	The difficulty of replacing the incumbent and importance of the position to the company

•	The risk profile of the compensation program being provided to the company’s executives relative to market norms

Actual compensation earned is above or below market levels depending on absolute and relative performance of the incumbent and company as a whole.

We will review the overall program on an annual basis, including targeted compensation levels, to ensure reasonable compliance with the philosophy as described herein.

The Chief Executive Offiicer and the Compensation Committee are responsible for administering the overall compensation program, except with regard to certain actions and responsibilities that are specifically reserved to the Compensation Committee or full Board of Directors. These responsibilities are identified in the Compensation Committee Charter.

In following and implementing this philosophy, our Compensation Committee seeks to structure executive compensation packages in such a manner as to avoid excessive risk. The variety of factors and considerations our Compensation Committee uses to measure executive performance diversifies the risk associated with any single metric. Also, we use both cash and equity incentives with varying time horizons to appropriately balance levels of attention to both short-term and long-term performance. We adjust the cash and equity award amounts in our executive compensation structures to balance our short-term and long-term needs. In so doing, we are better able to address market and company risks as they arise and adjust our direction and actions to compensate for such risks while still maintaining our stability over the long-term. This results in better levels of balance and alignment with both our performance and our stockholder interests in long-term value creation.

The following discussion and analysis are focused primarily on the compensation of our executive officers during fiscal 2012, with additional detail provided for our Chief Executive Officer during that period, and our other named executive officers. Our “named executive officers” are the individuals who served as our Chief Executive Officer and our Chief Financial Officer and our three other most highly compensated executive officers for fiscal 2012. Information regarding the compensation of our named executive officers is provided under the heading “Compensation Tables” following this section.

Our Compensation Committee retained a compensation consultant, Frederic W. Cook & Co., Inc., to review our executive officers’ compensation programs and to make recommendations to the Compensation Committee for its use in determining the compensation packages for our executive officers for the fiscal year 2012. The Compensation Committee has utilized the recommendations of the consultant as well as input from our Chief Executive Officer and President in setting the compensation packages for our executive officers for our fiscal years 2012 and 2013.

Objectives/Reward

Reward Performance: Our performance is a key consideration in determining executive compensation, combined with the continued performance and service to us by each executive officer over an extended period of time. We also consider the accomplishment of strategic direction and goals, including specific business objectives. While our compensation policy recognizes that stock price performance is one measure of performance, given business conditions in the industry and the financial markets, and our long-term strategic direction and goals, we believe that it may not necessarily be the best current measure of executive performance. Our compensation packages are based upon a company-wide compensation structure that emphasizes bonus compensation based upon company pre-tax income performance and is consistent for each position relative to its authority and responsibility.

Attract, Retain and Motivate: We design our compensation program with the goal to obtain and retain the benefits of excellent executives in our significant areas of operations – sales, merchandising, financial and liquidity, consumer credit, distribution, product service and training. We understand that we must be competitive within our industry, including providing competitive salary, annual bonus opportunities and long-term compensation as part of our overall compensation program. Our equity compensation generally provides for vesting periods of five (5) years, subject to our Compensation Committee’s discretion in determining a different vesting schedule as it deems necessary and appropriate under the circumstances to attain the goal of the compensation program. During fiscal 2012, our Compensation Committee approved an award of restricted stock units for our Interim Chief Execuive Officer which vested in three quarterly installments from the date of the award. Subsequently, upon our Chief Executive Officer becoming a permanent officer, the Compensation Committee approved an award of restricted stock units and options to our Chief Executive Officer that will vest in three equal annual installments on the anniversary date of the award, subject to certain stock price attainment (See Chief Executive Officer Compensation on page 28). Also, during fiscal 2012, our Compensation Committee approved restricted stock unit awards for our Chief Financial Officer and our Presidents of Retail and Credit Divisions, respectively, that will vest in four equal annual installments on the anniversary date of the award. All other equity awards during the fiscal 2012 vest over the five year vesting period. This equity compensation aligns our executive officers’ goals with those of our stockholders, in providing retention of qualified officers for long term growth of our company.

Encourage Ownership of our Shares of Common Stock: Equally important in our compensation objectives is our desire for our executive officers to obtain and benefit from ownership of our common stock. Our Compensation Committee through the issuance of stock options under our existing Employee Incentive Stock Option Plan and other equity opportunities, including restricted stock options and restricted stock under the 2011 Employee Omnibus Incentive Plan, believes its goals are being accomplished. The Compensation Committee believes that these requirements strongly emphasize its philosophy of equity ownership for the Board and executive management, which in turn reinforces alignment with stockholder interests.

Determining Compensation

Our compensation program consists of three basic elements: (i) base salary; (ii) annual bonus (both predetermined based on our company and individual performance, and with discretionary aspects to reward those with outstanding performances); and (iii) equity awards. These components work together in determining the overall compensation of our executive officers.

In applying the above-described objectives for our executive compensation program, the Compensation Committee, in making its final determination, primarily relies upon:

•

input and recommendations received from the Chairman and the Chief Executive Officer, and other supervisors of each executive officer except the Chief Executive Officer, regarding the day-to-day performance of each individual and each executive officer’s areas of responsibilities and expectations for future performance;

•	publicly available information with respect to the executive compensation practices of certain public companies in our industry;

•	the analysis and recommendations regarding our compensation programs for our executive officers of Frederick W. Cook & Co., a compensation consultant that served as our independent advisor; and

•	its own judgment and knowledge of the industry.

Input Received from our Chairman and Chief Executive Officer. The Compensation Committee has historically relied in part on the input and recommendations of the our Chairman and Chief Executive Officer and, when the office was occupied, our Executive Vice Chairman, in making its determination regarding base salaries of the executive officers, individual levels for bonus compensation, and whether to grant long-term equity awards to our executive officers and if so, in what forms and amounts. The Compensation Committee believes that the executive Chairman and the Chief Executive Officer, by virtue of their role in overseeing the day-to-day performance of such individuals and their positions with us and their experience in the industry, are appropriately suited to make informed recommendations to the Compensation Committee with respect to the foregoing elements of our executive compensation program. The Compensation Committee alone, with input and guidance from its Compensation Consultant, determines the compensation for our Chief Executive Officer.

Peer Group Data. While the Compensation Committee does not deem it necessary or appropriate to base our executive compensation program on any comparative analyses of the amounts and forms of compensation which are paid to executive officers with comparable titles at other public companies in the home appliance and consumer electronics industry, it does review annually such other public information of public companies of comparable size and nature to ours of a retail business as well as those which provide in-house financing of their merchandise sales, as well as similarly situated public companies outside the retail business industry. We refer to such companies collectively as our “peer group.” For the year ended January 31, 2012, the companies which comprised the peer group for this review were hhgregg, Inc., Aaron Rents, Inc., Cost Plus, Duckwall-ALCO, Ethan Allen Interiors, Furniture Brands Intl., Gordmans Stores, Haverty Furniture, Kirkland’s, La-Z-Boy, Overstock.com, Pier 1 Imports, Select Comfort, Consumer Portfolio Services, Credit Acceptance and World Acceptance. The amount and structure of peer company compensation is a factor in the Compensation Committee’s determination of the compensation of executive officers, but the Compensation Committee does not target compensation of its executive officers based upon the levels of compensation of executives of the companies in our peer group due to the nature and responsibility level of each of our executive officers, since our business model and resulting levels of responsibility are not directly comparable with those of our peer group. However, based on the results of the review of peer companies, the Compensation Committee may determine to modify compensation of our executive officers. The Compensation Committee also relies on its explicit knowledge of the industry and our peers in determining the final salary, bonus and equity awards as it deems appropriate and necessary to reward the executive team for its overall performance and achievements and retain each executive as an integral part of our executive team.

Other Factors. Key factors which also affect our executive compensation program include our financial performance, to the extent that the Compensation Committee believes it may be fairly attributed or related to the performance of a particular executive officer, as well as the contribution of each executive officer relative to his individual responsibilities and capabilities. While the Compensation Committee does consider our stock price performance, it has not utilized it as a measure of our financial performance, or the performance of our executive officers, given the fact that it may not take into account a variety of factors including, but not limited to, the business conditions within the industry as well as our long-term strategic direction and goals.

Independent Compensation Consultant. In February 2011, the Compensation Committee retained the services of a compensation consultant, Frederic W. Cook & Co., Inc., to serve as its independent advisor on the reasonableness of compensation levels of our executive compensation programs in comparison with those of other similarly situated companies, and on the appropriateness of the compensation program structure for our executive officers in supporting its business its business strategy and human resources objectives. In addition to the factors described above, the Compensation Committee will include and consider the recommendations of its compensation consultant in its analyses of the compensation programs our fiscal year 2013 and beyond.

Elements of Compensation

Our compensation program consists of three basic elements: (i) base salary; (ii) bonus (both pre-determined based on our performance and individual performance, and discretionary); and (iii) equity awards. These components work together in determining the overall compensation of our executive officers.

Base Salary: Each executive officer receives a base salary determined by the Compensation Committee to be commensurate with the officer’s area of responsibility and that officer’s areas and extent of responsibility in relation to our performance as a whole. The determination of this component is generally made at the first Compensation Committee meeting during each fiscal year, and is set for the ensuing fiscal year, or at other meetings as deemed necessary by the Compensation Committee. Such base salaries are intended to provide the executive officers with a competitive and equitable living salary. This determination was made by our Compensation Committee for the executives for fiscal 2012 at its meetings held in March and May 2011, and for our fiscal 2013 at its meeting held in March 2012. Named Executive Officers’ base salary component will be determined by our Compensation Committee in its meeting to be held in May 2013.

Bonus: The Compensation Committee establishes our bonus program for all named executive officers, after receiving recommendations from the Chairman and the Chief Executive Officer, and when the offices were occupied, the Executive Vice Chairman and the Chief Operating Officer, for each individual named executive officer. The bonus program is based on both pre-determined levels of company performance and bonus levels set for each named executive officer based on individual performance, and may include elements of discretionary bonus based upon an individual’s performance.

Executive officers receive bonus payments based on our achievement of pre-determined profit goals approved by the Compensation Committee each fiscal year. For the fiscal years ended January 31, 2010, January 31, 2011 and January 31, 2012, the profit goals and the bonus amount associated with each of those goals were as follows:

	Fiscal Year 2010 Pre-Tax Profit Goals (as adjusted)
	$ 69,300,000	$ 72,765,000	$ 76,230,000	$ 79,695,000
Name	(1)	(1)	(1)	(1)
Timothy L. Frank	182,500	238,654	299,487	365,000
Michael J. Poppe	125,000	163,462	205,128	250,000
Reymundo de la Fuente, Jr.	150,000	196,154	246,154	300,000
David W. Trahan	150,000	196,154	246,154	300,000
Clinton W. Harwood	122,500	160,192	201,026	245,000

(1)	Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2010 were calculated excluding:

a.	any effect of gain or loss from fair value adjustments recorded related to our interest in securitized assets;

b.	any effect of the increase in allowance for doubtful accounts due to the increase in receivables funded under our asset-based loan facility; and

c.	any effect of the goodwill impairment charge incurred during the third quarter of the current fiscal year.

	Fiscal Year 2011 Pre-Tax Profit Goals (as adjusted)
	$ 31,400,000	$ 32,970,000	$ 34,540,000	$ 36,110,000
Name	(1)	(1)	(1)	(1)
Timothy L. Frank	200,000	261,224	328,571	400,000
Michael J. Poppe	137,500	179,592	225,893	275,000
Reymundo de la Fuente, Jr.	125,000	163,265	205,357	250,000
David W. Trahan	125,000	163,265	205,357	250,000
Clinton W. Harwood	100,000	130,612	164,286	200,000

(1)	Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2011 were calculated excluding:

a.	any effect of the increase in allowance for doubtful accounts and increase in allowance for uncollectible interests due to the increase in receivables funded under our asset-based loan facility; and

b.	any effect of the increase in interest expense compared to the prior fiscal year; and

c.	any effect of the write-off of deferred financing costs associated with financing transactions that were not completed.

	Fiscal Year 2012 Operating Profit Goals (as adjusted)
	$ 36,423,000	$ 47,300,000	$ 58,250,000
Name	Threshold (1)	Target (1)	Maximum (1)
Theodore M. Wright	85,000	425,000	637,500
Michael J. Poppe	42,000	210,000	315,000
Reymundo de la Fuente, Jr.	35,400	177,000	265,500
David W. Trahan	35,400	177,000	265,500
Clinton W. Harwood	26,880	134,400	201,600
Timothy L. Frank	—	—	—

(1)	Bonuses are calculated on a pro-rata basis when operating profits fall between the levels shown above. Operating profits for purposes of the bonus in fiscal year 2012 were calculated excluding:

a)	any effect of charges related to store closings and severance agreements; and

b)	any effect of charges related to the adoption of accounting guidance for troubled debt restructuring.

Individual named executive officers may also receive bonus payments based on individual performance. These bonus levels are recommended by the Chairman, when this office is occupied by an executive Chairman, and the Chief Executive Officer, and determined by the Compensation Committee, based on that named executive officer’s level of responsibility and ability to affect the performance of his area of responsibility and the company’s performance. None of these bonus levels are based upon any percentage of the individuals’ base salary or goals, but each does have defined objective calculations based upon the areas of that individual’s responsibilities. At the end of each fiscal year, the Compensation Committee may additionally establish individual performance bonus awards for each named executive officer upon recommendation of an executive Chairman, when the office is occupied, and the Chief Executive Officer, or as separately determined by the Compensation Committee.

Equity Awards

Equity awards are granted to executives through the deferred vesting of our stock option program and alternative equity incentive awards including restricted stock and restricted stock units pursuant to its 2011 Omnibus Incentive Plan approved by our stockholders at the 2011 annual meeting. Awards under our stock option program and our 2011 Omnibus Incentive Plan are determined by our Compensation Committee for all named executive officers. Award calculations and determinations are based primarily on three factors:

•

the relative value of the equity awards to the named executive officer’s base salary so that if all other factors were equal the equity awards granted to a named executive officer would be in the same relative proportion of equity awards to base salaries as granted to other employees;

•	the number of equity awards previously granted to the named executive officer; and

•	the named executive officer’s deemed contribution to the company.

Compensation under our equity incentive program is designed to align the long-term interests of our executives with that of our stockholders and to provide long-term performance incentives to our executives to complement the other forms of compensation they receive.

In making long-term incentive compensation decisions, no formal weighting formula is used in deciding award amounts under our stock option program. Our Compensation Committee instead considers each executive’s ability and individual responsibility to directly impact our company’s overall performance in the long-term, and makes equity awards based on considerations for each individual executive. Beginning in fiscal 2013, the Compensation Committee intends to add performance vesting of equity awards for a portion of the long term incentive compensation program. The Compensation Committee additionally considered the recommendations of its compensation consultant in formulating its equity awards for fiscal 2012 and its plans for the determination of equity awards under our equity plans for our fiscal year 2013.

We use equity awards to counterbalance the short-term base salary and bonus compensation components issued to our executives. We do not target any set mix of compensation components. Our Compensation Committee reviews the goals of our company and the status of the markets in which we compete to determine which mix of short-term and long-term performance compensation should be structured in order to properly incentivize our executives to best implement both the short-term and long-term elements of our company strategies.

For each of these elements, the Compensation Committee, in making its final determination, reviews recommendations from our executive Chairman, when this office is occupied, and our Chief Executive Officer of the amounts and timing of each, based upon our performance as a company and their respective day to day working knowledge of the performance of each individual and each such individuals areas of responsibility and expectations for future performance and rewards. The Compensation Committee alone determines the compensation of our Chief Executive Officer. As a result of the Company achieving operating profit between the Target and Maximum levels, $2,270,044 of a potential maximum of $2,496,000 was paid out to participants. The named executive officers, including our current Chief Executive Officer, received total payment of $1,277,168. The Compensation Committee also relies on its explicit knowledge of the industry and our peers in determining the final salary, bonus and equity awards on a comparative basis as it deems appropriate and necessary to reward and maintain the executives as an integral part of our executive team and its overall performance and achievements.

Our Compensation Committee has retained a compensation consultant, Frederic W. Cook & Co., Inc., to assess the company’s compensation policies and compare these policies with our peers and those of the industry as a whole, and to advise it in connection with its determination of our fiscal year 2012 executive officer compensation packages.

Annual Advisory Vote on Executive Compensation

At our 2011 annual meeting, more than 99.7% of the votes cast voted to approve the advisory resolution on our executive compensation. The Compensation Committee believes that the positive outcome of this vote supports the compensation arrangements established by it for our named executive officers in fiscal 2011 as well as in fiscal 2012. In addition, at our 2011 annual meeting, our stockholders approved a recommendation of an annual advisory vote by the stockholders on our executive officers’ compensation. The board of directors has adopted that recommendation and intends to hold an annual advisory vote on our executive officers’ compensation.

Employment Agreements

On February 27, 2011, Timothy L. Frank resigned as our President and Chief Executive Officer and as a member of the Board of Directors, effective immediately. In connection with Mr. Frank’s resignation, we entered into a letter agreement with Mr. Frank. Under the agreement, Mr. Frank will continue to be employed by us in a non-executive capacity for two years, but will be given an opportunity to pursue other opportunities that do not compete with us. During the first year, Mr. Frank received a salary equal to his then current annual base salary of $450,000. During the second year expiring February 26, 2013, Mr. Frank is receiving an annual salary of $18,000.

Stock Ownership Guidelines for our Named Executive Officers

Our Compensation Committee has established stock ownership guidelines for our named executive officers. The guideline for the chief executive officer is two times base salary. The guideline for the other three named executive officers is one and one-half times base salary. Our named executive officers have five years from August 30, 2011 to reach these targets. If these targets are not attained timely, then the applicable executive officer will be required to retain 50% of the net after-tax shares realized from the company’s equity incentive programs until the guideline is met. Shares that count toward the guideline include directly owned shares, beneficially owned shares held indirectly and shares held in any retirement or deferral account. Unexercised stock options, unearned/unvested performance shares and unvested restricted stock shares do not count in the guideline calculations.

Other Compensation

We provide our named executive officers with other benefits, as reflected in the All Other Compensation column in the Summary Compensation Table on page 30, which the Compensation Committee believes is reasonable, competitive and consistent with our executive compensation program.

Compensation for the Named Executive Officers in Fiscal 2012

Chief Executive Officer Compensation

Our Chief Executive Officer’s annual compensation package was determined in accordance with our policies and procedures for all executive officers.

Theodore M. Wright, our Chief Executive Officer, received a base salary of $450,000 from the date of his election as our Interim Chief Executive Officer on February 27, 2011 through August 30, 2011, and $550,000 from September 1, 2011 through November 30, 2011, at which time his base salary was set by our Compensation Committee at $700,000, upon his election as our Chief Executive Officer.

Mr. Wright was eligible to receive an annual cash bonus or Incentive Compensation, the amount of such bonus determined by the Compensation Committee in accordance with a pre-established performance goal which satisfies the requirements of Section 1.162-27(e)(2) of the Treasury regulations, taking into account any one or more of the following criteria with respect to our (a) total revenues or any component thereof; (b) operating income, pre-tax or after-tax income, EBITA, EBITDA or net income; (c) cash flow, free cash flow or net cash from operations; (d) earnings per share; (e) value of our common stock or total return to stockholders; and (f) any combination of any or all of the foregoing criteria, in each case on an absolute or relative basis. The performance goals established for fiscal year 2012, and the bonus amount associated with each level were as follows:

	Fiscal Year 2012 Operating Profit Goals
	$ 36,423,000	$ 47,300,000	$ 58,250,000
Name	Threshold (1)	Target (1)	Maximum (1)
Theodore M. Wright	85,000	425,000	637,500

(1)	Bonuses are calculated on a pro-rata basis when operating profits fall between the levels shown above. Operating profits for purposes of the bonus in fiscal year 2012 were calculated excluding:

a)	any effect of charges related to store closings and severance agreements; and

b)	any effect of charges related to the adoption of accounting guidance for troubled debt restructuring.

Mr. Wright received a cash bonus of $548,834 paid on March 30, 2012, based upon the above criteria.

Our Compensation Committee approved the issuance to Mr. Wright of equity grants on May 24, 2011 of 65,000 restricted stock units vesting in three equal installments on August 24, 2011, November 24, 2011 and February 24, 2012. 65,000 shares of our common stock have been issued to Mr. Wright in accordance with the grants. On December 5, 2011, upon Mr. Wright’s being elected as our Chief Executive Officer, the Compensation Committee awarded Mr. Wright an additional 50,000 restricted stock units and 175,000 stock options to vest in three equal installments on December 5, 2012, December 5, 2013 and December 5, 2014. However, no vesting of these restricted stock units and options shall occur until the closing price of our company’s common stock on the principal stock market on which it trades is no less than $18.00 per share for at least twenty consecutive trading days, as adjusted for stock splits, stock dividends or similar events. Once the condition is attained, the restricted stock units and the stock options shall vest as provided herein, both prior to and subsequent to such price attainment.

The Incentive Compensation award for any year may not exceed $1,920,000.

The Compensation Committee evaluated and took into account each of the above listed criteria in determining the performance goals for fiscal 2012. The components of our Chief Executive Officer’s compensation package are reflected in the Summary Compensation Table and the footnotes following.

Other Named Executive Officers’ Compensation

Each of the named executive officer’s compensation, including our Chief Executive Officer, was determined in accordance with our policies and procedures for all executive officers, including bonus, stock option and other benefits. Each of the components is addressed in the Summary Compensation Table and the footnotes following for each named executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and discussed it with the company’s management. Based on its review and discussions with management, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for fiscal year ended January 31, 2012 and the company’s 2012 Proxy Statement on Schedule 14A related to the 2012 annual meeting of stockholders, for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Compensation Committee.

Jon E.M. Jacoby, Chairman

William T. Trawick

Bob L. Martin

Summary Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
			(2)	(3)	(4)
Theodore M. Wright Chairman, President & CEO (1)	2012	482,628	548,834	932,950	955,500			3,500	2,923,412
								(5)
Michael J. Poppe Executive Vice President & CFO	2010	260,583	85,000		112,800			8,108	466,491
	2011	256,675	150,000		67,550			16,099	490,324
	2012	350,000	271,188	183,050				19,563	823,800
								(6)
David W. Trahan President - Retail Division	2010	260,583	70,000		112,800			12,302	455,686
	2011	256,675	87,182		57,900			18,599	420,356
	2012	295,000	228,573	154,285				21,925	699,783
								(7)
Reymundo de la Fuente, Jr. President - Credit Division	2010	260,583	90,000		112,800			9,818	473,201
	2011	256,675	103,371		57,900			18,600	436,546
	2012	295,000	228,573	154,285				20,668	698,526
								(8)
Clinton W. Harwood Senior Vice President - Information Technology	2010	224,000	60,000		94,000			8,208	386,208
	2011	224,000	51,991		48,250			5,534	329,775
	2012	224,000	173,561	101,520				7,350	506,431
								(9)
Timothy L. Frank Former President and CEO (11)	2010	329,000	109,863		112,800			10,455	562,118
	2011	348,690			67,550			18,624	434,865
	2012	450,000						8,575	458,575
								(10)

(1)	Mr. Wright did not receive any compensation as an officer or employee of the Company during fiscal year 2010 or 2011.
(2)

The executives shown above receive a base bonus amount based on the operating performance goals shown above under “Elements of Compensation”. The executives can also receive discretionary funds that are approved by the Compensation Committee. The table below shows the composition of bonus payments made for the fiscal years 2010, 2011 and 2012.

(3)

Aggregate grant date fair value of restricted stock units granted during the year in accordance with ASC 718, “Compensation-Stock Compensation”. Information regarding the assumptions used in calculating the fair value under ASC 718 can be found in Note 10 to the financial statements contained in the Company’s annual report on Form 10-K.

(4)

Aggregate grant date fair value of awards granted during the year in accordance with ASC 718, “Compensation-Stock Compensation”. Information regarding the assumptions used in calculating the fair value under ASC 718 can be found in Note 10 to the financial statements contained in the Company’s annual report on Form 10-K.

(5)	Automobile allowance of $3,500.
(6)	Company matched 401K contributions of $8,108, $5,599 and $7,563, for fiscal years 2010, 2011 and 2012 and automobile allowance of $10,500 and $12,000 for fiscal years 2011 and 2012, respectively.
(7)

Company matched 401K contributions of $9,492, $5,599 and $7,425 for fiscal years 2010, 2011, and 2012, respectively. Automobile allowance (including fuel) of $2,810, $13,000 and $14,500 for fiscal years 2011 and 2012, respectively.

(8)

Company matched 401K contributions of $7,818, $5,600 and $6,168 for fiscal years 2010, 2011 and 2012, fuel allowance of $2,000 for fiscal year 2010, and automobile allowance (including fuel) of $13,000 and $14,500 for fiscal years 2011 and 2012, respectively.

(9)	Company matched 401K contributions of $8,208, $5,534 and $7,350 for fiscal years 2010, 2011, and 2012, respectively.
(10)

Company matched 401K contributions of $8,255, $5,624, and $7,575 for fiscal years 2010, 2011, and 2012, respectively. Fuel allowance of $2,200 for fiscal year 2010 and automobile allowance (including fuel) of $13,000 fiscal year 2011. Mr. Frank received $1,000 automobile allowance for the month of February 2011.

(11)	Mr. Timothy Frank resigned as President and CEO effective February 27, 2011.

Name		Base bonus earned ($)	Discretionary funds ($)	Total bonus paid ($)
Theodore M. Wright (1)	2012	548,834	—	548,834
Michael J. Poppe	2010	47,851	37,149	85,000
	2011	54,301	95,699	150,000
	2012	271,188	—	271,188
Reymundo de la Fuente, Jr.	2010	57,422	32,578	90,000
	2011	103,371	—	103,371
	2012	228,573	—	228,573
David W. Trahan	2010	70,000	—	70,000
	2011	24,682	62,500	87,182
	2012	228,573	—	228,573
Clinton W. Harwood	2010	60,000	—	60,000
	2011	51,991	—	51,991
	2012	173,561	—	173,561
Timothy L. Frank	2010	69,863	40,000	109,863
	2011	78,983	(78,983)	—
	2012	—	—	—

(1)	Mr. Wright did not receive any compensation as an officer or employee of the Company during fiscal year 2010 or 2011.

Grants of Plan-Based Awards

		Estimated Future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards; Number of shares of stock or units (#)	All other option awards; Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Theodore M. Wright	5/24/2011	N/A	N/A	N/A	N/A	N/A	N/A	65,000	N/A	N/A	339,950
	12/5/2011	N/A	N/A	N/A	N/A	N/A	N/A	50,000	N/A	N/A	593,000
	12/5/2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	175,000	$11.86	955,500
Michael J. Poppe	5/24/2011	N/A	N/A	N/A	N/A	N/A	N/A	35,000	N/A	N/A	183,050
Reymundo de la Fuente, Jr.	5/24/2011	N/A	N/A	N/A	N/A	N/A	N/A	29,500	N/A	N/A	154,285
David W. Trahan	5/24/2011	N/A	N/A	N/A	N/A	N/A	N/A	29,500	N/A	N/A	154,285
Clinton W. Harwood	11/30/2011	N/A	N/A	N/A	N/A	N/A	N/A	9,000	N/A	N/A	101,520
Timothy L. Frank	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of shares or Units of Stock That Have Not Been Vested ($)		RSU Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Un-earned Shares, Units or Other Rights That Have Not Vested ($)
Theodore M. Wright Chairman, President and CEO	15,000	0		N/A	14.00		N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	29.24		N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	16.93		N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	10.21		N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	7.54		N/A	N/A		N/A	N/A	N/A
	0	175,000	(1)	N/A	11.86	12/5/2016	N/A	N/A		N/A	N/A	N/A
	N/A	N/A		N/A	N/A	N/A	21,666	113,313	(6)	5/24/2021	N/A	N/A
	N/A	N/A		N/A	N/A	N/A	50,000	593,000	(7)	12/5/2016	N/A	N/A
Michael J. Poppe Executive Vice President and CFO	15,000	0		N/A	14.48	10/7/2014	N/A	N/A		N/A	N/A	N/A
	15,000	0		N/A	17.73	11/30/2014	N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	33.88	11/30/2015	N/A	N/A		N/A	N/A	N/A
	20,000	0		N/A	22.68	12/4/2016	N/A	N/A		N/A	N/A	N/A
	16,000	4,000	(2)	N/A	19.99	11/27/2017	N/A	N/A		N/A	N/A	N/A
	18,000	12,000	(3)	N/A	6.33	11/25/2018	N/A	N/A		N/A	N/A	N/A
	12,000	18,000	(4)	N/A	6.34	11/24/2019	N/A	N/A		N/A	N/A	N/A
	7,000	28,000	(5)	N/A	3.20	11/30/2020	N/A	N/A		N/A	N/A	N/A
	N/A	N/A		N/A	N/A	N/A	35,000	183,050	(8)	5/24/2021	N/A	N/A
Reymundo de la Fuente, Jr. President - Credit Division	8,000	0		N/A	14.00	11/25/2013	N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	17.73	11/30/2014	N/A	N/A		N/A	N/A	N/A
	15,000	0		N/A	33.88	11/30/2015	N/A	N/A		N/A	N/A	N/A
	15,000	0		N/A	22.68	12/4/2016	N/A	N/A		N/A	N/A	N/A
	16,000	4,000	(2)	N/A	19.99	11/27/2017	N/A	N/A		N/A	N/A	N/A
	18,000	12,000	(3)	N/A	6.33	11/25/2018	N/A	N/A		N/A	N/A	N/A
	12,000	18,000	(4)	N/A	6.34	11/24/2019	N/A	N/A		N/A	N/A	N/A
	6,000	24,000	(5)	N/A	3.20	11/30/2020	N/A	N/A		N/A	N/A	N/A
	N/A	N/A		N/A	N/A	N/A	29,500	154,285	(8)	5/24/2021	N/A	N/A
David W. Trahan President - Retail Division	8,000	0		N/A	14.00	11/25/2013	N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	17.73	11/30/2014	N/A	N/A		N/A	N/A	N/A
	15,000	0		N/A	33.88	11/30/2015	N/A	N/A		N/A	N/A	N/A
	20,000	0		N/A	22.68	12/4/2016	N/A	N/A		N/A	N/A	N/A
	16,000	4,000	(2)	N/A	19.99	11/27/2017	N/A	N/A		N/A	N/A	N/A
	18,000	12,000	(3)	N/A	6.33	11/25/2018	N/A	N/A		N/A	N/A	N/A
	12,000	18,000	(4)	N/A	6.34	11/24/2019	N/A	N/A		N/A	N/A	N/A
	6,000	24,000	(5)	N/A	3.20	11/30/2020	N/A	N/A		N/A	N/A	N/A
	N/A	N/A		N/A	N/A	N/A	29,500	154,285	(8)	5/24/2021	N/A	N/A
Clinton W. Harwood Senior Vice President - Information Technology	4,800	0		N/A	14.00	11/25/2013	N/A	N/A		N/A	N/A	N/A
	8,000	0		N/A	17.73	11/30/2014	N/A	N/A		N/A	N/A	N/A
	15,000	0		N/A	33.88	11/30/2015	N/A	N/A		N/A	N/A	N/A
	20,000	0		N/A	22.68	12/4/2016	N/A	N/A		N/A	N/A	N/A
	16,000	4,000	(2)	N/A	19.99	11/27/2017	N/A	N/A		N/A	N/A	N/A
	15,000	10,000	(3)	N/A	6.33	11/25/2018	N/A	N/A		N/A	N/A	N/A
	10,000	15,000	(4)	N/A	6.34	11/24/2019	N/A	N/A		N/A	N/A	N/A
	5,000	20,000	(5)	N/A	3.20	11/30/2020	N/A	N/A		N/A	N/A	N/A
	N/A	N/A		N/A	N/A	N/A	9,000	101,520	(9)	11/30/2021	N/A	N/A
Timothy L. Frank Former President and CEO	8,000	0		N/A	14.00	11/25/2013	N/A	N/A		N/A	N/A	N/A
	10,000	0		N/A	17.73	11/30/2014	N/A	N/A		N/A	N/A	N/A
	15,000	0		N/A	33.88	11/30/2015	N/A	N/A		N/A	N/A	N/A
	20,000	0		N/A	22.68	12/4/2016	N/A	N/A		N/A	N/A	N/A
	20,000	5,000	(2)	N/A	19.99	11/27/2017	N/A	N/A		N/A	N/A	N/A
	0	16,000	(3)	N/A	6.33	11/25/2018	N/A	N/A		N/A	N/A	N/A
	0	18,000	(4)	N/A	6.34	11/24/2019	N/A	N/A		N/A	N/A	N/A
	0	28,000	(5)	N/A	3.20	11/30/2020	N/A	N/A		N/A	N/A	N/A

(1)

– Options vest over a three year period with 33.33% vesting on December 5, 2012, 33.33% vesting on December 5, 2013, and the balance vesting on December 5, 2014. No option shall vest until the closing price for the Company’s common stock is no less than $18.00 per share for at least twenty consecutive trading days (as adjusted for any stock splits, stock dividends or similar events).

(2)	– Options vest ratably at 20% per year for five years with final vesting on 11/27/2012.
(3)	– Options vest ratably at 20% per year for five years with final vesting on 11/25/2013.
(4)	– Options vest ratably at 20% per year for five years with final vesting on 11/24/2014.
(5)	– Options vest ratably at 20% per year for five years with final vesting on 11/30/2015.
(6)	Remaining restricted stock units vest on February 24, 2012.

(7)

Restricted stock units vest ratably for three years with final vesting on 12/05/2014. No unit shall vest until the closing price for the Company’s common stock is no less than $18.00 per share for at least twenty consecutive trading days (as adjusted for any stock splits, stock dividends or similar events).

(8)	Restricted stock units vest ratably at 25% per year for four years with final vesting on 5/24/2015.
(9)	Restricted stock units vest ratably at 20% per year for five years with final vesting on 12/05/2016.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Theodore M. Wright	0	0	43,334	480,996
Michael J. Poppe	0	0	0	0
Reymundo de la Fuente, Jr.	42,000	34,020	0	0
David W. Trahan	0	0	0	0
Clinton W. Harwood	0	0	0	0
Timothy L. Frank	43,000	253,130	0	0

Termination of Employment and Change of Control Arrangements

Executive Severance Agreements

On August 30, 2011, our Compensation Committee approved and recommended to our board of directors which also approved Executive Severance Agreements for our four named executive officers – Theodore M. Wright, our Chief Executive Officer and President, Michael J. Poppe, our Chief Financial Officer and Executive Vice President, David W. Trahan, our President – Retail Division, and Rey de la Fuente, our President – Credit Division. Executive Severance Agreements were entered effective December 5, 2011 with Mr. Wright upon his becoming our Chief Executive Officer and President, and effective September 1, 2011 with Messrs. Poppe, Trahan and de la Fuente that provide for a one year automatically renewable one year term unless previously terminated, providing for eighteen months’ base salary and benefit coverage, together with vesting privileges of previously granted equity awards, in the event of termination without cause or voluntary termination by executive for “good reason” as defined in the agreement. “Cause” is defined as “(i) behavior of Executive which is adverse to the company’s interests, (ii) Executive’s dishonesty, criminal charge or conviction, grossly negligent misconduct, willful misconduct, acts of bad faith, neglect of duty or (iii) material breach of this Agreement.”

The named executive officers will also receive benefits under the severance agreements in the event of “change of control” of (i) lump sum payment equal to three times the executive’s base salary, (ii) continued coverage of benefits for eighteen months following the date of the change of control, and (iii) all equity awards shall immediately vest and continue to be exerciseable during the eighteen months following change of control.

The following table indicates the quantitative disclosure of the payments that would be made to our named executive officers under their severance agreements and estimated benefit of the acceleration of each named executive officer’s unvested options had a change of control occurred on January 31, 2012 and is calculated based on the closing price of our common stock on January 31, 2012:

Named Executive Officer	Vesting acceleration of options upon change in control (# of shares) (b)	Vesting acceleration of restricted stock units upon change in control (# of shares) (c)	Compensation in lieu of salary/bonus upon termination not for cause ($)	Compensation in lieu of salary/bonus upon change in control ($)
Theodore M. Wright	175,000	50,000	1,050,000	2,100,000
Michael J. Poppe	62,000	35,000	562,500	1,125,000
Reymundo de la Fuente, Jr.	58,000	29,500	442,500	885,000
David W. Trahan	58,000	29,500	442,500	885,000
Clinton W. Harwood	49,000	9,000	—	—

(b)	Assumes vesting would accelerate on all unvested options per the employee stock option plan:

“1. Acceleration of Vesting and Exercise Dates. The other provisions of this Agreement notwithstanding and pursuant to Paragraph 12 of the 2003 Incentive Plan:

(a) In the event of a proposed dissolution or liquidation of the company and at the discretion of the Administrator, this Option may be immediately exercised for the entire number of Shares covered hereby until fifteen (15) days prior to such dissolution or liquidation;

(b) In the event of a Merger Transaction in which this Option shall not be assumed or an equivalent option issued as a substitute by a successor entity, the Administrator shall notify the Optionee in writing that this Option shall be exercisable for the entire number of Shares covered hereunder for a period of fifteen (15) days from the date of such notice; or

In the event of a Merger Transaction that constitutes a Change of Control in which this Option is assumed or an equivalent option is issued by a successor entity, an Involuntary Termination of the Optionee within one (1) year after the effective date of the Change of Control shall cause this Option or the equivalent substitute option to be immediately exercisable for the full number of Shares covered hereunder.”

(c)	Assumes vesting would accelerate on all unvested options per the Omnibus Incentive Plan:

“13.3. Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control occurs, then:

(a) all Options and Stock Appreciation Rights that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms;

(b) all Restricted Stock Awards and RSUs that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and

(c) any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards that have been outstanding for at least six months will lapse. All other Awards will terminate and be forfeited upon the Change in Control.”

Compensation of Non-Employee Directors

Each of our non-employee directors received an annual Director’s fee of $50,000, and each chair of the Audit Committee and the Compensation Committee received an annual fee of $10,000 to serve as the chair of those Committees for our fiscal year 2012. At the March meeting of our Compensation Committee, the annual fee for chairmanship of our Audit Committee was increased to $15,000.

In addition our non-employee directors (i) are allowed to participate in the company’s medical plan at the same contributories with all the benefits of full-time active employees, (ii) receive a merchandise discount in the same amount as the discount our employees receive; and (iii) are reimbursed for their expenses in attending board and committee meetings.

We adopted the 2003 Non-Employee Director Stock Option Plan in February 2003 in connection with our initial public offering, and amended the Plan by vote of stockholders at our 2006 annual meeting of stockholders. The plan is administered by the board of directors. Only non-employee directors are eligible grantees. Upon the closing of the initial public offering, we granted each of our then-current non-employee directors the option to purchase 40,000 shares of our common stock. Prior to fiscal 2012, we have automatically, per the Stock Option Plan, granted our non-employee directors an option to purchase an additional 10,000 shares following each annual stockholders meeting on and after the fourth anniversary of each non-employee director’s initial election or appointment to the board of directors. This annual award of options was eliminated by our Compensation Committee for our non-employee board members for our fiscal year 2012, and the Compensation Committee awarded restricted stock units covering 9,561 shares of our common stock under the 2011 Non-Employee Director Restricted Stock Plan as discussed below, to each director, vesting on the annual anniversary date of the award, being May 24,2012.

The initial options to purchase 40,000 shares of our common stock issued to non-employee directors vested equally over a three year period, and the additional options to purchase 10,000 shares of our common stock issued to non-employee directors vested on the first annual anniversary date of the date of the grant. All of these options have vested. The exercise price of each option is equal to the price per share of our common stock at the close of market on the date the option is granted. The options have a term of up to ten years. Upon a change in control or sale of the company, optionees have special vesting and exercise rights.

Under the 2003 Non-Employee Director Stock Option Plan, the number of options available to issue is 600,000. As of January 31, 2012, 550,000 options had been issued under this Plan. No options were awarded to non-employee directors during fiscal 2012. The Compensation Committee has determined that no further options will be granted under this Plan at this time, as a result of our stockholders approving the 2011 Non-Employee Director Restricted Stock Plan at our 2011 annual meeting.

At our 2011 annual meeting our stockholders approved the adoption of the company’s 2011 Non-Employee Director Restricted Stock Plan. This Plan is administered by our Compensation Committee,and only non-employee directors are eligible recipients of rewards under the Plan. The Plan permits the awarding restricted stock and restricted stock units. At the Compensation Committee May 24, 2011 meeting, the Committee approved the award of restricted stock units covering 9,561 shares of common stock of the company to each of the Company’s non-employee directors pursuant to the 2011 Non-Employee Director Restricted Stock Plan. The Compensation Committee at its March 2012 meeting approved an award to each director following the company’s 2012 annual meeting of restricted stock units in the value of $60,000 as per the price of our common stock at the close of business the day immediately preceding the award.

Stock Ownership Guidelines for our Non-Employee Directors

Our Compensation Committee has established stock ownership guidelines for our non-employee directors. The guideline for each of these non-employee directors is two times the annual retainer. Each non-employee director shall have five years from August 30, 2011 to reach these targets. If these targets are not attained timely, then the applicable non-employee director will be required to retain 50% of the net after-tax shares realized from the company’s equity incentive programs until the guideline is met. Shares that count toward the guideline include directly owned shares, beneficially owned shares held indirectly and shares held in any retirement or deferral account. Unexercised stock options, unearned/unvested performance shares and unvested restricted stock shares do not count in the guideline calculations.

Director Compensation

Name	Fees earned or paid in cash $	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings $	All Other Compensation ($)	Total ($)
		(1)
Marvin D. Brailsford	60,000	50,004	—	—	—	—	110,004
Jon E. M. Jacoby	60,000	50,004	—	—	—	—	110,004
Bob L. Martin	50,000	50,004	—	—	—	—	100,004
Douglas H. Martin	50,000	50,004	—	—	—	—	100,004
Scott L. Thompson	50,000	50,004	—	—	—	—	100,004
William T. Trawick	50,000	50,004	—	—	—	—	100,004

(1)

Aggregate grant date fair value of awards granted during the year in accordance with ASC 718. Information regarding the assumptions used in calculating the fair value under ASC 718 can be found in Note 10 to the financial statements contained in the Company’s annual report on Form 10-K. On May 24, 2011, Messrs. Brailsford, Jacoby, Bob L. Martin, Douglas H. Martin, Thompson, and Trawick were each issued 9,561 restricted stock units pursuant to the Company’s Non-Employee Director Restricted Stock Plan. Those awards fully vest after one year.

Indemnification Arrangements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and certain executive officers, including our named executive officers, to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and certain officers for certain expenses, including judgments, fines and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of the company or of any other corporation which such person served in any capacity at the request of the company.

In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933.

CORPORATE GOVERNANCE

Code of Ethics

Our board of directors has adopted a code of business conduct and ethics for our employees, a code of ethics for our chief executive officer and senior financial professionals and a code of business conduct and ethics for our board of directors. A copy of these codes is published on our website at www.conns.com under “Investor Relations – Corporate Governance.” We intend to make all required disclosures concerning any amendments to, or waivers from, these codes on our website.

Separation of Chairman of the Board and Chief Executive Officer

Effective December 7, 2010, our board of directors elected Theodore M. Wright as the Chairman of the Board of Directors. Prior to February 27, 2011, Mr. Wright was not and never had been an employee or executive officer of our company, has been a member of our board of directors since September 2003, and has been designated an independent director each year since his election to the board of directors. Effective February 27, 2011, Mr. Wright was elected to serve as our Interim Chief Executive Officer and President while our board pursued and completed a search for a permanent Chief Executive Officer and President. Effective December 5, 2011, Mr. Wright was elected by our board to serve as our Chief Executive Officer and President, and our board requested that he continue to serve as its Chairman. While our bylaws and corporate governance guidelines do not require that our Chairman of the Board of Directors position and Chief Executive Officer positions be separated, effective February 27, 2011, with the election of Mr. Wright as Interim Chief Executive Officer and President, the board determined that, at least while the search for a permanent Chief Executive Officer and President was continuing and until such position is filled, the company’s best interests would be best served by having the positions of Chairman of the Board of Directors and the Interim Chief Executive Officer and President be filled by Mr. Wright, who was thereby deemed to no longer be an independent member of the board of directors. Upon Mr. Wright’s election by the board of directors to serve as the Chief Executive Officer in conclusion of its seach, the board determined that the company’s best interests are served by Mr. Wright serving as both Chairman and Chief Executive Officer of the company.

The determination by the board of directors to elect a director determined by the board of directors to no longer be independent as its Chairman, rather than to elect an independent member of the board as its Chairman, was based upon the board of directors belief that this a separation was not needed due to the length of time Mr. Wright had served on the Board as an independent director since 2003, and that his expertise in both roles would be in the best interest of the company and our stockholders, and would bring a different perspective to the board from that which previous executive officers whose time and efforts had been primarily devoted to the company operations.

During the period that our Chairman of the Board also serves as our Chief Executive Officer and President, the board has determined that our interests continue to be served without the designation or appointment of a lead independent director. This determination was made due to the board’s comfort that its Chairman has been independent since first appointed to the board of directors in 2003 when we elected to become a publicly held company, and that his combined positions do not adversely affect his continuing to lead the board of directors as its Chairman without the necessity of appointing an independent lead director. This determination will be reconsidered depending on the length of time that the positions of Chairman and Chief Executive Officer and President are occupied by the current Chairman.

Risk Oversight

The board is actively involved in oversight of risks that could affect the company. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. The Audit Committee of our board of directors is charged by its charter with the responsibility to and does review and discuss the company’s policies and practices with respect to risk assessment and risk management at each of its regularly scheduled meetings, and to report to the board of directors various areas of risk, including credit, liquidity and operational, that should receive further attention and discussions among the board of directors and company management. Our management does present specifically to the Audit Committee, and the board of directors if requested by the Audit Committee, various areas of risk concerns and management practices relative thereto as required by the Audit Committee, and when requested by the board, including particularly enterprise risk management which is the subject of intense scrutiny by the Audit Committee through presentations and discussions with the company’s management at each Audit Committee Meeting. Additionally, at various regularly scheduled Audit Committee meetings, our management presents a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee in addition to the discussions of enterprise risk management. The Audit Committee works with management in assessing and addressing the company’s policies’ strengths and weaknesses in each area presented or separately assessed. The full board of directors receives at each regularly scheduled meeting, and more often as necessary, a presentation from management of our operations, including presentations of liquidity and credit reports and risks. Upon request by the board of directors, representatives of management for the separate areas commit to and do subsequently or simultaneously provide additional information, revisions and explanations pertaining to their respective areas of management.

Stockholder Communications with the Board

We have adopted a policy that allows stockholders to communicate directly with the board of directors. Stockholders may contact the board or any committee of the board by any one of the following methods:

By telephone:	By mail:	By e-mail:

(409) 832-1696, Ext. 3398	Conn’s, Inc. Board of Directors 3295 College Street Beaumont, Texas 77701 Attn: Corporate General Counsel	generalcounsel@conns.com

All communications submitted under this policy will be compiled by our Compliance Officer and submitted to the board or the requisite board committee on a periodic basis. Complaints or concerns relating to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee under the policy adopted by the Audit Committee. This policy and procedure is posted on our website at www.conns.com under “Investor Relations – Corporate Governance”.

AUDIT COMMITTEE REPORT

The Committee

Our board of directors established the Audit Committee to be responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and to oversee our (i) financial reporting process; (ii) internal audits, internal control policies and procedures implementation and compliance with Sarbanes-Oxley Section 404 requirements and authorities; and (iii) financial, tax, and risk management policies. The Audit Committee is composed of three members and operates under a written charter, a copy of which is published on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee has prepared the following report on its activities with respect to our financial statements for the fiscal year ended January 31, 2012.

Review and Discussion

Management is responsible for our financial reporting process including its system of internal controls, and for the preparation of Conn’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm, is responsible for auditing those financial statements and for attesting to the effectiveness of our internal control over financial reporting. It is the Audit Committee’s responsibility to monitor and review these processes. The members of the Audit Committee are not employees of the company and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

In connection with the preparation of our audited financial statements for the fiscal year ended January 31, 2012, the Audit Committee:

•

reviewed and discussed our Annual Report on Form 10-K, including our audited consolidated financial statements and Management’s Report on Internal Control over Financial Reporting for the year ended January 31, 2012, with management;

•

discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed with Ernst & Young LLP its independence from the company, including whether Ernst & Young LLP’s provision of non-audit services to the company is compatible with the auditors’ independence.

The Audit Committee meets separately with our independent auditors to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held four regularly scheduled meetings and acted once by unanimous written consent in lieu of meeting during the fiscal year ended January 31, 2012.

Recommendation

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Marvin D. Brailsford, Chairman
Scott L. Thompson
William T. Trawick

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total stockholder return on our common stock against the NASDAQ U.S. Stock Market Index and the average of a peer group index comprised of publicly traded consumer electronic and/or appliance retailers(1) against which we benchmark our executives’ compensation. The graph reflects the value of a $100 investment as of January 31, 2007 in either our stock or the indices presented at the dates of measurement, including reinvestment of dividends. The corresponding index values and common stock price values are summarized in the table below by measurement date.

Trade Date	Conn’s Index	NASDAQ US Stock Market Index	Peer Group Stock Index[1]	Conn’s Closing Stock Price
January 31, 2007	100.00	100.00	100.00	23.47
January 31, 2008	82.24	97.75	93.09	19.30
January 31, 2009	51.81	60.96	57.51	12.16
January 31, 2010	23.95	89.57	77.61	5.62
January 31, 2011	18.83	113.82	77.66	4.42
January 31, 2012	49.42	119.85	63.70	11.60

[1]	The peer group index consists of the simple average of the indices of Best Buy Co., Inc., Aaron Rents, Inc., Rent-A-Center Inc., and hhgregg, Inc.

.

EXECUTIVE OFFICERS

Biographical Information

The board elects our executive officers at its board meeting immediately following our annual meeting of stockholders, and updates the executive officer positions as necessary. Our executive officers serve at the discretion of the board and until their successors are elected and qualified or until the earlier of their death, resignation or removal.

The following sets forth certain biographical information regarding our executive officers, including service with Conn Appliances, Inc., our predecessor company. For our executive officers who are also directors, you may find their biographies under “Board of Directors; Board of Director Nominees” above.

Name	Age	Positions	Years of Service with Conn’s
Theodore M. Wright	49	Chief Executive Officer and President	9 (as director and one year as an officer)
Michael J. Poppe	44	Chief Financial Officer and Executive Vice President	8
David W. Trahan	51	President – Retail Division	25
Reymundo de la Fuente, Jr.	51	President – Credit Division	14
David R. Atnip	63	Senior Vice President and Treasurer	18
Walter M. Broussard	51	Senior Vice President – Store Operations	25
Clinton W. Harwood	55	Senior Vice President – Information Technology	18

Michael J. Poppe. Our board of directors appointed Mr. Poppe as our Chief Financial Officer effective February 1, 2008, and has served as our Executive Vice President since June 1, 2010. Mr. Poppe served as our Controller and Assistant Chief Financial Officer and Assistant Treasurer since he joined us in September 2004 until February 1, 2008. Mr. Poppe is responsible for our accounting, treasury, risk management, human resources and service operations, and has been responsible for our legal and MIS functions. In the 14 years prior to his joining our company, Mr. Poppe served in various accounting and financial management positions in public accounting with Arthur Andersen LLP and in automotive retail companies, most recently as Vice President and Corporate Controller of Group 1 Automotive, Inc. Mr. Poppe spent from January 1997 until May 2004 at Group 1 Automotive, Inc., a New York Stock Exchange listed, Fortune 500 retail company, and was a member of its founding management team. Mr. Poppe is a certified public accountant and obtained his B.B.A in accounting and finance from Texas A&M University.

David W. Trahan was elected President – Retail Division by our board of directors on June 3, 2008. Mr. Trahan has previously served as our Executive Vice President – Retail from June 1, 2007, as our Senior Vice President – Retail from April 1, 2006 and as our Senior Vice President – Merchandising from October 2001. He has been employed by us since 1986 in various capacities, including sales, store operations and merchandising. He has been directly responsible for our merchandising and product purchasing functions, as well as product display and pricing operations, for the last four years. Mr. Trahan has completed special study programs at Harvard University, Rice University and Lamar University.

Reymundo de la Fuente, Jr. was elected President – Credit Division by our board of directors on June 3, 2008. Mr. de la Fuente has previously served as our Executive Vice President – Credit from June 1, 2007, and as our Senior Vice President – Credit since October 2001. Since joining us in 1998, he has served in positions that involve direct responsibility for credit underwriting, customer service inbound operations, collections, recovery of charge-offs and legal activities. Mr. de la Fuente has worked in the credit receivables industry since 1986 with national credit organizations. His responsibilities included the strategic direction and development of large credit portfolios. Mr. de la Fuente obtained his B.B.A. in finance from The University of Texas at San Antonio and holds an M.B.A. from Our Lady of the Lake in San Antonio.

David R. Atnip has served as our Senior Vice President since October 2001 and as our Treasurer since 1997. He joined us in 1992 and served as Chief Financial Officer from 1994 to 1997 and as our Secretary from 1997 to 2005. In 1995, he joined our board of directors and served in that capacity until September 2003. Mr. Atnip holds a B.B.A. in accounting from The University of Texas at Arlington and has over 21 years of financial experience in the savings and loan industry.

Walter M. Broussard has served as our Senior Vice President – Store Operations since June 2010, Senior Vice President – Recruiting since June 3, 2008, as our Senior Vice President – Sales since 2005, and previously served as our Senior Vice President – Store Operations from October 2001. Mr. Broussard has served us in numerous retail capacities since 1985, including working on the sales floor as a sales consultant, store manager and district manager. He has over 28 years of retail sales experience. He attended Lamar University and has completed special study programs at Harvard University, Rice University and the University of Notre Dame.

Clinton W. Harwood has served as our Senior Vice President – Information Technology since being appointed by our board of directors effective June 1, 2007. He previously served as our Vice President – Information Technology since August 2000. Mr. Harwood joined Conn’s in April 1994 as Manager of Computer Operations, and has served the company in all aspects of information technology since that time. Prior to joining the company, he served in various information technology positions in the utility, academic and petrochemical industries. Mr. Harwood holds both a Bachelor (1979) and Master (1988) of Science degrees in Computer Science from Lamar University, and completed a special study program at Harvard University.

Equity Incentive Plans

Amended and Restated 2003 Incentive Stock Option Plan

In February 2003, we adopted our Amended and Restated 2003 Incentive Stock Option Plan, and amended the plan in June 2004 and May 2006. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Option grants have been made at the discretion of the Compensation Committee, for such terms as the Compensation Committee may determine, but not for terms greater than ten years from the date of grant. The maximum number of shares of our common stock that may be issued under this plan is 3,859,767 shares, subject to adjustment. All options issued vest equally over five-year term or less, as per the grant. At January 31, 2012, there were options to purchase 2,336,670 shares of our common stock issued and outstanding under the plan and 281,187 shares remaining for future issuance under the plan.

2011 Omnibus Incentive Plan

In May, 2011, our stockholders approved our 2011 Omnibus Incentive Plan. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. The maximum number of shares of our common stock that may be issued under this plan is 1,200,000 shares, subject to adjustment and a cap of 300,000 to any one participant in any one taxable year. Restricted stock units that have been issued under the Plan vest at various periods, depending on the recipient, but none longer than five years. At January 31, 2012, there were restricted stock units issued to purchase 313,417 shares of our common stock issued and outstanding under the plan and 843,250 shares remaining for future issuance under the plan.

Employee Stock Purchase Plan

In February 2003, we adopted our Employee Stock Purchase Plan. The Employee Stock Purchase Plan was amended on November 30, 2011 to permit highly compensated employees to participate. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Eligible employees are able to purchase shares of our common stock without brokerage commissions and at a discount from market prices. The maximum number of shares of our common stock that may be issued under this plan is 1,267,085 shares, subject to adjustment. At January 31, 2012, there were 1,111,632 shares available for future issuance under the plan.

2003 Non-Employee Director Stock Option Plan

We also have the 2003 Non-Employee Director Stock Option Plan, which we adopted in February 2003. The maximum number of shares of our common stock that may be issued under this plan is 600,000 shares, subject to adjustment. All options issued to a director when he or she becomes a director currently vest equally over a three-year term, while those issued to a director on his fourth anniversary date and those issued immediately following each annual stockholders’ meeting upon the director’s election by the stockholders as a director, vest on the first anniversary date of the grant. As a result of the approval by the stockholders of the 2011 Non-Employee Director Restricted Stock Plan, discussed below, the Compensation Committee has determined to issue no further options under this 2003 Non-Employee Director Stock Option Plan at this time. At January 31, 2012, there were options to purchase 433,000 shares of our common stock issued and outstanding under the plan and 50,000 shares remaining for future issuance under the plan.

2011 Non-Employee Director Restricted Stock Plan

In May, 2011, our stockholders approved our 2011 Non-Employee Director Restricted Stock Plan. The plan is administered by the Compensation Committee of our board of directors. Only our non-employee directors are eligible to participate in the plan. The maximum number of shares of our common stock that may be issued under this plan is 300,000 shares. Only restricted stock and restricted stock units may be awarded under the Plan. Restricted stock units that have been issued under the Plan vest at various periods, depending on the recipient, but none longer than five years. At January 31, 2012, there were restricted stock units issued to purchase 57,366 shares of our common stock issued and outstanding under the plan and 242,634 shares remaining for future issuance under the plan.

The following table provides information regarding the number of shares of our common stock that may be issued on exercise of outstanding stock options and will be issued under restricted stock unit awards under our existing equity compensation plans as of January 31, 2012. These plans are as follows:

•	the Amended and Restated 2003 Incentive Stock Option Plan;

•	the 2011 Omnibus Incentive Plan;

•	the Non-Employee Director Stock Option Plan;

•	the 2011 Non-Employee Director Restricted Stock Plan; and

•	the Employee Stock Purchase Program.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Stockholders	3,140,453	(1)	$12.31	2,528,703	(1)
Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	—		—	—

(1)

Includes 433,000 outstanding options and 50,000 options available for future issue applicable to the Non-Employee Director Stock Option Plan. Weighted average remaining life for options outstanding at January 31, 2012 – 5.4 years for Employee Incentive Stock Option Plan, 5.0 for Non-Employee Director Stock Option Plan, with overall weighted average remaining life for all options outstanding at January 31, 2012 being 5.3 years. Weighted average remaining life for restricted stock unit awards outstanding at January 31, 2012 – 9.3 years for Non-Employee Director Restricted Stock Plan, 8.8 years for Omnibus Incentive Plan, with overall weighted average remaining life for all restricted stock unit awards outstanding at January 31, 2012 being 8.9 years.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer, and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated. For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of April 2, 2012 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Name	Common Stock Owned		Percent of Common Stock Owned
Conn’s Voting Trust (1)	7,648,488		23.69%
Warren A. Stephens	3,622,123	(2)	11.22%
Stephens Investments Holdings LLC	427,382	(3)	1.32%
Curtis F. Bradbury, Jr.	1,859,573	(4)	5.76%
Douglas H. Martin	280,382	(5)	0.87%
SG-1890, LLC	8,415,991		26.07%
W.R. Stephens, Jr.	8,416,610	(6)	26.07%
Jon E.M. Jacoby	99,537	(7)	0.31%
Dimensional Fund Advisors LP	2,291,421	(8)	7.10%
JP Morgan Chase & Co.	1,627,535	(9)	5.04%
Theodore M. Wright	210,001	(10)	0.65%
Michael J. Poppe	137,324	(11)	0.42%
Reymundo de la Fuente, Jr.	143,375	(12)	0.44%
David W. Trahan	233,905	(13)	0.72%
Clinton W. Harwood	167,075	(14)	0.52%
Marvin D. Brailsford	94,561	(15)	0.29%
Bob L. Martin	78,922	(16)	0.24%
David Schofman	0		0.00%
William T. Trawick	50,605	(17)	0.16%
Scott L. Thompson	67,561	(18)	0.21%
Directors and officers (12 persons)	1,563,248	(19)	4.72%

(1)

These shares have been contributed to a voting trust and are held and voted by an independent third party as voting trustee. The voting trust will vote the shares held in the voting trust in the same proportion as votes cast “for” or “against” any proposals by all other stockholders. The voting trust agreement imposes substantial limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement will expire in November 2013 or such earlier time as Stephens Inc. ceases to be an affiliate of ours or a market maker of our common stock.

(2)

Includes 217,560 shares owned by Stephens Inc. which have been contributed to the Voting Trust and as to which Mr. Stephens, as President, has no voting power and sole dispositive power. Also includes 7,897 shares held in discretionary trading accounts on behalf of Stephens Inc. clients as to which Mr. Stephens, as President of Stephens Inc., may be deemed to have shared voting power and shared dispositive power. Also includes 599 shares beneficially owned by Warren A. Stephens Trust as to which Mr. Stephens has sole voting and dispositive power. Also includes 2,743,513 shares beneficially owned by Warren A. Stephens Trust which have been contributed to the Voting Trust and as to which Mr. Stephens, as trustee, has no voting power and sole dispositive power. Also includes 6,352 shares owned by each of Warren Miles Amerine Stephens Trust, John Calhoun Stephens Trust, and Laura Whitaker Stephens Trust, which have been contributed to the Voting Trust and as to which Mr. Stephens, as sole trustee of the trusts, has no voting power and sole dispositive power. Also includes 274,885 shares owned by Stephens Investments Holdings LLC which have been contributed to the Voting Trust and as to which Mr. Stephens, as Manager, has no voting power and sole dispositive power. Also includes 152,497 shares owned directly by Stephens Investments Holdings LLC as to which Mr. Stephens has sole voting power and sole dispositive power. Also includes 206,116 shares beneficially owned by WAS Conn’s Annuity Trust One, Harriet C. Stephens, trustee, which have been contributed to the Voting Trust and as to which Mr. Stephens has no voting power and may be deemed to have shared dispositive power.

(3)

Includes 274,885 shares which have been contributed to the Voting Trust and as to which Stephens Investments Holdings LLC has no voting power and sole dispositive power, and 152,497 shares held directly as to which Stephens Investments Holdings LLC has sole voting power and sole dispositive power.

(4)

Includes 296,442 which have been contributed to the Voting Trust and as to which Mr. Bradbury has no voting power and sole dispositive power. Also includes 74,779 shares beneficially owned by each of John Calhoun Stephens 95 Trust, Laura Whitaker Stephens 95 Trust and Warren Miles Amerine Stephens 95 Trust, all of which have been contributed to the Voting Trust and as to which Mr. Bradbury, as sole trustee of the trusts, has no voting power and sole dispositive power. Also includes 1,338,794 shares beneficially owned by Warren and Harriet Stephens Children’s Trust which have been contributed to the Voting Trust and as to which Mr. Bradbury has no voting power and sole dispositive power.

(5)

Includes 14,602 shares owned by Douglas H. Martin IRA as to which Mr. Martin has sole voting power and sole dispositive power, and 173,119 shares which have been contributed to the Voting Trust and as to which Mr. Martin has no voting power and sole dispositive power. Also includes 1,100 shares owned by Douglas Martin Custodian for Haven Celeste Martin, which have been contributed to the Voting Trust and as to which Mr. Martin has no voting power and sole dispositive power. Also includes 1,000 shares owned by Douglas Martin Custodian for Brett Austin Martin, which have been contributed to the Voting Trust and as to which Mr. Martin has no voting power and sole dispositive power. Also includes 1,000 shares owned by Douglas Martin Custodian for James Garth Martin, which have been contributed to the Voting Trust and as to which Mr. Martin has no voting power and sole dispositive power. Also includes 80,000 shares which Mr. Martin has the right to receive upon the exercise of options. Also includes 9,561 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(6)

Includes 619 shares owned directly by W.R. Stephens, Jr. Revocable Trust as to which Mr. Stephens, as sole trustee, has sole voting power and sole dispositive power. Also includes 8,415,991 shares owned by SG-1890, LLC as to which Mr. Stephens, as CEO of The Stephens Group, LLC, Manager of the LLC, has voting power and dispositive power.

(7)

Includes 9,976 shares owned individually as to which Mr. Jacoby has sole voting power and sole dispositive power. Also includes 80,000 shares which Mr. Jacoby has the right to receive upon the exercise of options. Also includes 9,561 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(8)

Dimensional Fund Advisors LP’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934. The information with respect to Dimensional comes from Dimensional ‘s Schedule 13G filed with the SEC, and we are not responsible for its accuracy.

(9)

JP Morgan Chase & Co.’s address is 270 Park Avenue, New York, NY 10017. The information with respect to JP Morgan Chase and Co. comes from JP Morgan Chase and Co.’s Schedule 13G filed with the SEC, and we are not responsible for its accuracy.

(10)	Includes options to purchase 55,000 shares of common stock.

(11)	Includes options to purchase 113,000 shares of common stock. Also includes 8,750 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(12)	Includes options to purchase 100,000 shares of common stock. Also includes 7,375 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(13)	Includes options to purchase 105,000 shares of common stock. Also includes 7,375 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(14)	Includes options to purchase 93,800 shares of common stock.

(15)	Includes options to purchase 80,000 shares of common stock. Also includes 9,561 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(16)	Includes options to purchase 40,000 shares of common stock. Also includes 9,561 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(17)	Includes options to purchase 40,000 shares of common stock. Also includes 9,561 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(18)	Includes options to purchase 58,000 shares of common stock. Also includes 9,561 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

(19)	Includes options to purchase 844,800 shares of common stock. Also includes 104,333 restricted stock units that will vest within 60 days after the record date of April 2, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The board has adopted a statement of policy with respect to all relationships and transactions in which our company and our directors and executive officers or their immediate family members are participants. Under this policy, the board of directors reviews all related party relationships and transactions to determine whether such persons have a direct or indirect material interest, and if so, if the transactions are at arms length and are acceptable to the board of directors. Each related party transaction must be entered into on terms that are comparable to those that could be obtained as a result of arm’s length dealings with an unrelated third party to be approved and accepted by the board of directors. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in our proxy statement. In addition, the Audit Committee reviews any related person transaction that is required to be disclosed. In the course of its review of these relationships, the Audit Committee observes how each relates to a potential conflict of interest with the company:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction, and the timing of the entering of such transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the committee deems appropriate.

Related Party as Provider of Our Printing Services

During fiscal year 2012, we continued to engage the services of Direct Marketing Solutions, Inc., or DMS, for a substantial portion of our direct mailing advertising and our credit collection mailings. Direct Marketing Solutions, Inc. is partially owned (less than 50%) by the SF Holding Corp., members of the Stephens family, Jon E.M. Jacoby and Douglas H. Martin. SF Holding Corp. and the members of the Stephens family are significant stockholders of our company, and Messrs. Jacoby and Martin are members of our board of directors. The fees we paid to DMS during fiscal 2010, 2011 and 2012 amounted to approximately $2.4 million, $2.4 million and $2.3 million, respectively. When DMS was initially engaged to perform direct marketing services and credit collection mailings for us, a competitive analysis was performed from submissions by various marketing and printing groups, with DMS presenting the low price point in these analyses. During fiscal 2010, 2011 and 2012, additional analyses have been performed which continually support that DMS offers us the lowest cost for the best service.

Related Party as Financial Advisor

From time to time we have engaged Stephens Inc. to act as our financial advisor. For example, in fiscal 2011 we engaged Stephens Inc. to be our financial advisor to advise us in connection with our rights offer. More recently we have engaged Stephens to advise us on certain transactions that we may consider during fiscal 2012. If these transactions are presented to the company, we agreed to pay Stephens, Inc success fees in the event of the consummation of any such opportunity, together with an additional fee for any opinion our board asks Stephens Inc. to render in connection with any such opportunity. The disinterested members of our board of directors have determined that it is in the company’s best interest to engage Stephens Inc. in such capacity to assist us in analyzing and advising us with respect to these opportunities. Stephens Inc. and its affiliates own approximately 23.69% of our outstanding common stock, and Douglas H. Martin, one of our directors, is a Senior Managing Director of Stephens Inc. The engagement of Stephens Inc. as financial advisor was approved by the independent members of our board of directors after full disclosure of the conflicts of interests of the related parties in the transaction. Mr. Douglas H. Martin did not participate in the approval process.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers as well as other persons who own more than 10% of our outstanding common stock file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Officers, directors and other stockholders who own more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all Section 16(a) reports they file, other than a late filing of a Form 4 by Mr. Wright upon the vesting and ussuing of shares of common stock related to the previously reported grant of restricted stock units.

To our knowledge, based on a review of reports and information furnished to us by those persons who were directors, executive officers and/or the beneficial holders of 10% or more of our common stock at any time during the fiscal year ended January 31, 2012 and upon representations from such persons, we believe that all stock ownership reports required to be filed under Section 16(a) by such reporting persons during the fiscal year ended January 31, 2012 were timely made.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2012. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013. Representatives of Ernst & Young LLP will attend the 2012 annual meeting of stockholders and will be available to respond to appropriate questions that may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

Fees for professional services rendered by Ernst & Young LLP during fiscal 2011 and 2012 in each of the following categories, including related expenses, are:

	Years Ended January 31,
	2011	2012
Audit Fees	$1,252,494	$922,289
Audit-Related Fees	6,273	—
Tax Fees	60,000	93,105
All Other Fees	—	11,000

Audit fees included fees for the annual audit, including the audit of internal control over financial reporting, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support our debt issuances, and accounting consultations. Audit-related fees principally include separate agreed upon procedures not required by statute or regulation. Tax fees include tax compliance, tax advice, and tax planning services. Other Fees include those items unrelated to those specific audit or audit-related services described above.

Our Audit Committee Charter requires pre-approval of all services to be rendered by our independent auditors. It was determined that no services rendered by our outside auditors in fiscal 2012 were prohibited under the Sarbanes-Oxley Act of 2002. All fees associated with the services for fiscal 2012 were approved in advance of services being rendered. In addition, the Audit Committee has considered whether Ernst & Young LLP’s provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Forms 10-Q for the most recent fiscal year, is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services rendered met the requirements of independence.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Intel stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary at 3295 College Street, Beaumont, Texas 77701 or call our Investor Relations department at 409) 832-1696 extension 3294, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

APPENDIX A

INCENTIVE COMPENSATION AWARD

AGREEMENT

This Incentive Compensation Award Agreement (this “Agreement”) is made and entered into as of this 1st day of April, 2012, by and between Conn’s Inc, a Delaware corporation (“Conn’s”), and Theodore M. Wright, an individual (the “Executive”).

1. The Executive and Conn’s agree that Executive shall be eligible to receive a cash bonus (the “Incentive Compensation”) following the close of the 2013 fiscal year and each fiscal year thereafter for which Executive continues his employment with Conn’s (each such fiscal year, a “Performance Period”), subject to the terms and conditions set forth herein.

2. Within 90 days after the commencement of each Performance Period the Compensation Committee shall establish in writing the objective formula for determining the Incentive Compensation for such Performance Period using one or more of the following performance measures applied with respect to Conn’s or any affiliate or division of Conn’s: (a) total revenues or any component thereof; (b) operating income, pre-tax or after-tax income, EBITA, EBITDA or net income; (c) cash flow, free cash flow or net cash from operations; (d) earnings per share; (e) value of the Conn’s stock or total return to stockholders; and (f) any combination of any or all of the foregoing criteria, in each case on an absolute or relative basis.

3. The Compensation Committee shall, promptly after the date on which all necessary financial or other information for a particular Performance Period becomes available, certify (a) the degree to which each of the performance measures has been attained and (b) the amount of the Incentive Compensation, if any, payable to the Executive. Such amount shall be paid to the Executive not later than thirty (30) days following such certification.

4. The Incentive Compensation for any Performance Period may not exceed $1,920,000.

5. No Incentive Compensation shall be paid to the Executive for a Performance Period if the Executive is not employed by Conn’s on the last day of such Performance Period.

6. The Executive and Conn’s agree that the Incentive Compensation is intended to qualify as “qualified performance-based compensation” within the meaning of Treasury Regulation § 1.162-27(e).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXECUTIVE	CONN’S, INC.

By:
Theodore M. Wright	Name:
Office:

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Conn’s, Inc.

2012 ANNUAL MEETING OF STOCKHOLDERS

May 30, 2012

FORM OF PROXY

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE

QUICK * EASY * IMMEDIATE * AVAILABLE

24 HOURS A DAY * 7 DAYS A WEEK

Conn’s, Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 29, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 29, 2012. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Conn’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or Conn’s Corporate General Counsel, 3295 College St., Beaumont, TX 77701

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.conns.com and www.proxyvote.com.

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By my signature below, I revoke all previous proxies and appoint Sydney K. Boone, Jr. as proxy, with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of common stock of Conn’s, Inc. that I held of record as of the close of business on April 2, 2012 at the 2012 annual meeting of stockholders to be held at 3295 College Street, Beaumont, Texas 77701, on May 30, 2012 at 11:00 a.m. local time, or any postponements or adjournments thereof. The above named proxy is hereby instructed to vote as specified.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY

Proposals:

1	To elect the seven directors listed below:	FOR	WITHHOLD AUTHORITY

	Marvin D. Brailsford	☐	☐
	Jon E.M. Jacoby	WITHHOLD AUTHORITY FOR (To withhold authority to vote for either individual nominee, write the nominee’s name in the space provided below):
Bob L. Martin
Douglas H. Martin
Scott L. Thompson
David Schofman
Theodore M. Wright

2.	To approve the amendment to our certificate of incorporation to increase the number of shares of capital stock which the company shall have authority to issue to be 51 million (51,000,000) shares of stock, of which fifty million (50,000,000) shares are Common Stock, par value of $0.01 per share, and one million (1,000,000) shares are Preferred Stock	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve an Incentive Compensation Award Agreement with Theodore M. Wright, our Chief Executive Officer	☐	☐	☐

4.	To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013.	☐	☐	☐

5.	To approve, on an advisory basis, named executive officers compensation	☐	☐	☐

6.	In the above named proxy’s discretion, to act upon such other business as may properly come before the meeting.	☐	☐	☐

IMPORTANT – This proxy must be signed and dated where provided on the reverse side.

If you execute and return this proxy it will be voted in the manner you have specified. If no specification is made, this proxy will be voted “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, and “FOR” Proposal 6, and in the discretion of the above named person acting as proxy on such other matters that may properly come before the meeting.

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Please return this form of proxy promptly in the enclosed envelope.

The undersigned acknowledge(s) receipt of the Notice of 2012 annual meeting of stockholders and the Proxy Statement accompanying such Notice, each dated April 20, 2012.

Print Name	Print Name

Signature(s)	Signature(s)

Date	Date